UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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COVAD COMMUNICATIONS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COVAD COMMUNICATIONS GROUP, INC.
110 Rio Robles
San Jose, California 95134

April 27, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Covad Communications Group, Inc. (“Covad”), to be held at the Hyatt Regency in Santa Clara, California on June 7, 2007 at 2:00 p.m. Pacific Time (the “Annual Meeting”). At the Annual Meeting, you will be asked to vote upon three proposals: the election of three Class II directors to serve until the third succeeding annual meeting, the approval of Covad’s 2007 Equity Incentive Plan, and the ratification of Covad’s independent registered public accounting firm for the 2007 fiscal year.

Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the Annual Meeting, as well as Covad’s Annual Report to Stockholders for the year ended December 31, 2006. The Proxy Statement contains important information concerning the matters to be voted upon at the Annual Meeting. We hope you will take the time to study it carefully.

All stockholders of record at the close of business on April 16, 2007 are entitled to vote at the Annual Meeting, and your vote is very important regardless of how many shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy as soon as possible. Instructions on the Proxy Card will tell you how to submit your proxy over the Internet, by telephone or by returning your Proxy Card in the enclosed postage-paid envelope. If you plan to attend the Annual Meeting and vote in person, and your shares are held in the name of a broker or other nominee, you must bring with you a proxy or letter from the broker or nominee to confirm your ownership of such shares.

Sincerely,

Charles E. Hoffman
President, Chief Executive Officer and Director

COVAD COMMUNICATIONS GROUP, INC.
110 Rio Robles
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Covad Communications Group, Inc., a Delaware corporation (“Covad”), will be held on June 7, 2007, at 2:00 p.m. Pacific Time, at the Hyatt Regency in Santa Clara, California (the “Annual Meeting”). At the Annual Meeting, our stockholders will be asked to consider and vote upon:

1. The election of three Class II directors to serve on our Board of Directors for a term to expire at the third succeeding annual meeting (expected to be the 2010 annual meeting) and until their successors are elected and qualified.

2. Approval of Covad’s 2007 Equity Incentive Plan.

3. Ratification of independent registered public accounting firm, PricewaterhouseCoopers LLP, for the 2007 fiscal year.

4. Such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

Only stockholders of record of our common stock at the close of business on April 16, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND MAILING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU CAN WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors,

James A. Kirkland
Executive Vice President, Strategic
Development, General Counsel and Secretary

San Jose, California
April 27, 2007

IMPORTANT NOTICE

PLEASE VOTE YOUR SHARES PROMPTLY

COVAD COMMUNICATIONS GROUP, INC. 110 Rio Robles San Jose, California 95134
COVAD COMMUNICATIONS GROUP, INC. 110 Rio Robles San Jose, California 95134
PROXY STATEMENT
VOTING RIGHTS AND PROXIES
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF L. DALE CRANDALL, DIANA LEONARD AND ROBERT NEUMEISTER AS CLASS II DIRECTORS.
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards in 2006
Outstanding Equity Awards at Fiscal Year-End
Option Awards Vesting Schedule
Option Exercises and Stock Vested
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PRINCIPAL STOCKHOLDERS
APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF COVAD’S 2007 EQUITY INCENTIVE PLAN.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, PRICEWATERHOUSECOOPERS LLP, FOR THE 2007 FISCAL YEAR
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS

COVAD COMMUNICATIONS GROUP, INC.
110 Rio Robles
San Jose, California 95134

PROXY STATEMENT

This Proxy Statement is being furnished to the stockholders of Covad Communications Group, Inc., a Delaware corporation (“Covad”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on June 7, 2007, at 2:00 p.m. Pacific Time, at the Hyatt Regency in Santa Clara, California, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, holders of our common stock will be asked to vote upon: (i) the election of three Class II directors to serve for a term to expire at the third succeeding annual meeting; (ii) the approval of Covad’s 2007 Equity Incentive Plan; (iii) the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2007 fiscal year; and (iv) any other business that properly comes before the Annual Meeting, or any adjournments or postponements thereof.

The Annual Meeting will also be webcast over the Internet, available at www.covad.com/companyinfo.

This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 27, 2007. The address of our principal executive offices is 110 Rio Robles, San Jose, California 95134.

VOTING RIGHTS AND PROXIES

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on April 16, 2007 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 296,946,181 shares of our common stock outstanding and entitled to vote, held of record by 17,390 stockholders.

Pursuant to our Bylaws, a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business. Each of our stockholders is entitled to one vote for each share of common stock held as of the Record Date. For ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at our principal executive office at 110 Rio Robles, San Jose, California 95134.

Voting of Proxies; Revocation of Proxies; Votes Required

Stockholders are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope. All properly executed, returned and unrevoked proxies will be voted in accordance with the instructions indicated thereon. Executed but unmarked proxies will be voted FOR each director nominee listed on the Proxy Card, FOR the approval of Covad’s 2007 Equity Incentive Plan and FOR the ratification of our independent registered public accounting firm for the 2007 fiscal year. The Board of Directors does not know of, and does not intend to bring, any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes), the Proxy Card will confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Card in their discretion. Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of Covad, 110 Rio Robles, San Jose, California 95134, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Director elections are determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting. Approval of Covad’s 2007 Equity Incentive Plan and approval of our independent registered public accounting firm for the 2007 fiscal year each require the affirmative vote of a majority of the shares of common stock, represented in person or by proxy, and entitled to vote on the matter.

Effect of Abstentions

If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. As such, an abstention will have the effect of a vote against approval of Covad’s 2007 Equity Incentive Plan and against ratification of independent registered public accounting firm, PricewaterhouseCoopers LLP, for the 2007 fiscal year.

Effect of “Broker Non-Votes”

If an executed proxy is returned by a broker, bank or other agent holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on a proposal (“broker non-votes”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all proposals, but will not be considered to be entitled to vote on and thus will have no effect on the outcome of such proposal.

Voting Electronically via the Internet or by Telephone

General Information for all Shares Voted Via the Internet or by Telephone

Stockholders whose shares are registered in their own name may choose to grant a proxy to vote their shares either via the Internet or by telephone. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of elections can determine that such proxy was authorized by the stockholder.

The Internet and telephone voting procedures set forth below, as well as on the enclosed Proxy Card, are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ voting instructions have been properly recorded. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://www.proxyvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their Proxy Cards. The voter will then be asked to complete an electronic proxy card. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-690-6903 and following the recorded instructions.

You may use the Internet to vote your proxy 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 6, 2007. You may use a touch-tone telephone to vote your proxy 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) June 6, 2007. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose shares are held in street name receive voting instruction forms from their banks, brokers or other agents, rather than Covad’s Proxy Card. A number of banks and brokerage firms are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares via the Internet or by telephone. If your shares are held in an account with a bank or broker participating in the ADP Investor Communication Services program, you may grant a proxy to vote those shares via the Internet at ADP Investor Communication Services’ web site (www.proxyvote.com) or telephonically by calling the telephone number shown on the instruction form received from your broker or bank.

Solicitation of Proxies and Expenses

We will bear the cost of the solicitation of proxies from our stockholders in the enclosed form. Our directors, officers and employees, without additional compensation, may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we will reimburse such record holders for their reasonable expenses incurred for forwarding such materials. In addition, we have retained The Altman Group to assist in the solicitation of proxies at a cost of $7,000.00, plus certain out-of-pocket expenses.

Delivery of this Proxy Statement

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

As in previous years, this year a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to Covad Communications Group, Inc., Attention: Director, Investor Relations, 110 Rio Robles, San Jose, California 95134, or contact our Investor Relations Department at (800) GO-COVAD.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission is available without charge upon written request to: Director, Investor Relations, Covad Communications Group, Inc., 110 Rio Robles, San Jose, California 95134.

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy Card)

Our Board of Directors currently consists of eight directors. Our Amended and Restated Certificate of Incorporation and Bylaws provide for a classified board of directors, divided into three classes. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a term to expire at the third succeeding annual meeting. The individuals so elected will serve until their successors are elected and qualified. This year the terms of our Class II directors, currently consisting of L. Dale Crandall, Diana Leonard and Robert Neumeister, will expire at the Annual Meeting. At the Annual Meeting, holders of common stock will be asked to vote on the election of three directors as Class II directors, whose current term will expire at our 2007 Annual Meeting.

The Board of Directors has nominated L. Dale Crandall, Diana Leonard and Robert Neumeister to serve as Class II directors for a three-year term that is expected to expire at Covad’s annual meeting in 2010, or until their earlier resignation or removal (“Board’s Nominees”). You can find the principal occupation and other information about the Board’s Nominees, as well as other Board members, below.

Three of the continuing directors are Class I directors, whose terms will expire at our 2009 annual meeting, and two of the continuing directors are Class III directors, whose terms will expire at our 2008 annual meeting.

The election of Class II directors will be determined by the three nominees receiving the greatest number of votes from shares eligible to vote. Unless a stockholder signing a proxy withholds authority to vote for one or more of the Board’s Nominees in the manner described on the proxy, each proxy received will be voted for the election of each of the Board’s Nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the present Board of Directors to fill the vacancy. We are not aware that any of the nominees will be unable or will decline to serve as a director.

There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
ELECTION OF L. DALE CRANDALL, DIANA LEONARD AND ROBERT NEUMEISTER
AS CLASS II DIRECTORS.

Information Regarding Our Nominees and Directors

The following table lists the nominees and current members of the Board of Directors by class, their ages as of April 1, 2007 and current positions with Covad. Biographical information for each nominee and/or director is provided below.

Nominees for Class II Directors

Name	Age	Position

Class II Directors (whose terms expire (if elected) at the 2010 annual meeting):
L. Dale Crandall(c)	65	Director
Diana Leonard	48	Director
Robert Neumeister(b)(c)	57	Director

Continuing Directors

Name	Age	Position

Class I Directors (whose terms will expire at the 2009 annual meeting):
Larry Irving(a)(b)	51	Director
Richard A. Jalkut(a)(b)	62	Director
Daniel C. Lynch(a)(c)	65	Director
Class III Directors (whose terms expire at the 2008 annual meeting):
Charles E. Hoffman(d)	58	President, Chief Executive Officer and Director
Charles McMinn	55	Chairman of the Board of Directors

(a)	Member of the Compensation Committee

(b)	Member of the Nominating and Corporate Governance Committee

(c)	Member of the Audit Committee

(d)	Member of the Management Compensation Committee

Biographies

Nominees for Class II Directors

L. Dale Crandall has served as a member of our Board of Directors since June 2002. Mr. Crandall also chairs the Audit Committee of our Board of Directors. Mr. Crandall previously served in various management positions with Kaiser Foundation Health Plan, Inc. and Hospitals, including President and Chief Operating Officer from March 2000 until his retirement in June 2002, and Senior Vice President, Finance and Administration, from June 1998 until March 2000. Prior to joining Kaiser, he served as Executive Vice President, Chief Financial Officer and Treasurer of APL Limited from April 1995 until February 1998. From 1963 to 1995, Mr. Crandall was employed by PricewaterhouseCoopers, LLP where his last position was Southern California Group Managing Partner. He is also a member of the board of directors of Union Bank of California, Dodge & Cox Funds, Coventry Health Care, Inc., Ansell Limited, BEA Systems, Inc., Captara Corporation and UGS Corporation.

Diana Leonard has served as a member of our Board of Directors since December 2006. Ms. Leonard has served as Senior Vice President of Orange Business Services (part of the France Telecom Group) since July 2000. She currently oversees Orange’s operations in the Americas and previously led International Operations in the Customer Service and Operations organization, field services and customer service delivery.

Robert Neumeister has served as a member of our Board of Directors since April 2006. Mr. Neumeister is currently the Chief Financial Officer of Linux Networx. Mr. Neumeister formerly served as Executive Vice President and Chief Financial Officer of Dex Media, Inc., a position he held from December 2002 through October 2005. Mr. Neumeister also served as Chief Financial Officer of Myriad Proteomics Systems, Inc. from October 2001 to December 2002, and as Chief Financial Officer of Aerie Networks, Inc. from January 2000 to September 2001. Mr. Neumeister was a Vice President of Finance and a Director of Finance with Intel Corporation from December 1998 to December 1999, where he provided the primary financial support for the operating units of the company. Mr. Neumeister also spent over 15 years with Nortel Networks, Inc., in a variety of financial positions. Mr. Neumeister also serves on the Board of Directors of VA Software Corporation and Symmetricom, Inc.

Continuing Directors

Charles E. Hoffman has served as our President and Chief Executive Officer and as a Director since June 2001. Mr. Hoffman previously served as President and Chief Executive Officer of Rogers Wireless, Inc. from January 1998 to June 2001. From 1996 to 1998 he served as President, Northeast Region for Sprint PCS. Prior to that, he spent 16 years at SBC from 1980 to 1996 in various senior positions, including Vice President and General Manager, President and General Manager, Director General, Telcel and Managing Director, International. He is also a member of the board of directors of Chordiant Software Inc., Synchronoss Technologies and Visage Mobile.

Larry Irving has served as a member of our Board of Directors since April 2000. Mr. Irving has served as the President and CEO of the Irving Information Group, a strategic consulting firm, since October 1999. Prior to founding the Irving Information Group, Mr. Irving served for almost seven years as Assistant Secretary of Commerce for Communications and Information, where he was a principal advisor to the President, Vice President and Secretary of Commerce on domestic and international communications and information policy issues, including the development of policies related to the Internet and Electronic Commerce. Prior to joining the Clinton-Gore Administration, Mr. Irving served ten years on Capitol Hill, most recently as Senior Counsel to the U.S. House of Representatives Subcommittee on Telecommunications and Finance. He also served as Legislative Director, Counsel and Chief of Staff (acting) to the late Congressman Mickey Leland (D-Texas). During the previous four years, Mr. Irving was associated with the Washington, D.C. law firm of Hogan & Hartson, specializing in communications law, antitrust law and commercial litigation. Mr. Irving also serves as a director of Worldgate Communications, Aequus Technologies and Reliability First Corporation.

Richard A. Jalkut has served as a member of our Board of Directors since July 2002. Mr. Jalkut has more than 35 years of experience in the telecommunications industry, including extensive senior executive and start-up experience. He has been the President and CEO of TelePacific Communications, a Los Angeles-based competitive local exchange carrier, since March 2002, and also serves on its Board of Directors. Prior to joining TelePacific, he was President and CEO of Pathnet Telecom from September 1997 to August 2001. Mr. Jalkut spent 32 years with

NYNEX where he served as the President and CEO. He is also a member of the board of directors of HSBC-USA, Birch Telecom and IKON Office Solutions, where he serves as the lead independent director.

Daniel C. Lynch is a private investor. He has served as a member of our Board of Directors since April 1997. From December 1990 to December 1995, he served as chairman of the board of directors of Softbank Forums, a provider of education and conference services for the information technology industry. Mr. Lynch founded Interop Company in 1986, which is now a division of the successor to Softbank Forums, Key3Media. Mr. Lynch is a member of the Association for Computing Machinery and the Internet Society. He is also a member of the Board of Trustees of the Santa Fe Institute and the Bionomics Institute. He previously served as Director of the Information Processing Division for the Information Sciences Institute in Marina del Rey, California, where he led the Arpanet team that made the transition from the original NCP protocols to the current TCP/ IP based protocols. Mr. Lynch previously served as a member of the board of directors of UUNET Technologies, Inc., from April 1994 until August 1996 and is a director of Maxager Technology.

Charles McMinn is one of our founders and has been the Chairman of the Board of Directors since October 2000. Mr. McMinn previously served as our Chairman of the Board of Directors from July 1998 to September 1999. He served as our President, Chief Executive Officer and as a member of the Board of Directors from October 1996 to July 1998. Mr. McMinn has over 20 years of experience in creating, financing, operating and advising high technology companies. From November of 1999 to October 2000, Mr. McMinn served as Chief Executive Officer and is a founder of Certive Corporation. From July 1995 to October 1996, and from August 1993 to June 1994, Mr. McMinn managed his own consulting firm, Cefac Consulting, which focused on strategic consulting for information technology and communications businesses. From June 1994 to November 1995, he served as Principal, Strategy Discipline, at Gemini Consulting. From August 1992 to June 1993, he served as President and Chief Executive Officer of Visioneer Communications, Inc. and from October 1985 to June 1992 was a general partner at InterWest Partners, a venture capital firm. Mr. McMinn began his Silicon Valley career as the product manager for the 8086 microprocessor at Intel. He is also a member of the board of directors of Vineyard 29, LLC, the St. Helena Hospital Foundation and Appellation St. Helena.

Board Meetings, Committees and Corporate Governance

The Board of Directors had nine meetings during 2006 and acted by unanimous written consent on one other occasion. During 2006, each incumbent director attended at least 75% of the aggregate number of (i) the meetings of the Board of Directors and (ii) the meetings of the committees on which he or she served (during the periods that he or she served). Our Board of Directors has determined that all of our Board members other than Mr. Hoffman and Mr. McMinn are independent, as defined in the American Stock Exchange listing standards. Before making a determination that these directors were independent, the Board considered the following transactions:

•	Mr. Jalkut is the President and CEO of TelePacific Communications, Inc., or TelePacific, one of our resellers. We recognized revenues from TelePacific of approximately $217,000 $285,000 and $369,000 for the years ended December 31, 2006, 2005 and 2004, respectively. In August 2006, TelePacific acquired mPower Communications, or mPower, which is one of our vendors. We paid $299,000 to mPower in 2006.

•	Mr. Crandall is a member of the Board of Directors of BEA Systems, Inc., which supplies us with software and related support. We paid approximately $1,094,000, $993,000 and $890,000 to BEA during the years ended December 31, 2006, 2005 and 2004, respectively.

•	Ms. Leonard is a Senior Vice President of Orange Business Services (part of the France Telecom Group), which is a Covad customer. During 2006, Covad recognized $432,000 in revenue from Orange Business Services.

Our Board of Directors has established four committees of the Board that are currently in place: the Audit Committee, Compensation Committee, Management Compensation Committee and Nominating and Corporate Governance Committee.

The Audit Committee currently consists of three of our outside directors, Messrs. Crandall, Lynch and Neumeister, with Mr. Crandall serving as the chairperson. The Board of Directors has determined that Mr. Crandall and Mr. Neumeister are “audit committee financial experts” as described in applicable SEC rules. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the American Stock Exchange listing standards.

The Audit Committee is responsible for oversight of our financial reporting process and internal audit function. The Audit Committee also monitors the work of management and our independent registered public accounting firm and their activities with respect to our financial reporting process and internal controls.

The Audit Committee met eight times during the 2006 fiscal year, including meetings with our independent registered public accounting firm to review our quarterly and annual results. The Audit Committee operates pursuant to the Audit Committee Charter, which was amended and restated on June 15, 2006.

The Compensation Committee currently consists of three of our outside directors, Messrs. Irving, Jalkut and Lynch. Each member of the Compensation Committee is an independent director, as defined in the American Stock Exchange listing standards, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written charter, which was amended and restated on June 15, 2006. The primary responsibilities of the Compensation Committee include:

•	reviewing and determining the compensation policy for our executives and other employees as directed by the Board of Directors;

•	reviewing and determining all forms of compensation to be provided to our executive officers, including base salary, incentive compensation and stock options; and

•	unless otherwise directed by the Board, administering our equity-based compensation plans (the 1997 Stock Plan and 2003 Employee Stock Purchase Plan and the proposed 2007 Equity Incentive Plan).

The Compensation Committee considers the recommendations of the Chief Executive Officer and our human resources department in its executive officer compensation decisions.

Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants. The Compensation Committee has retained Hewitt Associates (“Hewitt”), an executive compensation-consulting firm, to assist the committee in establishing the compensation structure for our executive officers for 2006 and 2007. During 2006, Hewitt’s assignments for the Compensation Committee included providing competitive data and business and technical considerations, reviewing and analyzing the peer group data and other benchmarks used by the Compensation Committee in establishing the compensation structure for our executive officers, and general executive compensation consultation services. Management further retained Hewitt to assist in the development of the proposed 2007 Equity Incentive Plan, the 2007 Executive Short Term Incentive Plan and the 2006 Bonus Plan. Hewitt was also asked by the Nominating and Corporate Governance Committee to analyze peer group data and provide other benchmarks that were used by that committee in making recommendations to the board of directors regarding our director compensation structure.

The Compensation Committee met nine times during the 2006 fiscal year and acted by unanimous written consent on one other occasion.

The Nominating and Corporate Governance Committee currently consists of three of our outside directors, Messrs. Irving, Jalkut and Neumeister. Each member of the Nominating and Corporate Governance Committee is independent, as defined in the American Stock Exchange listing standards. The Nominating and Corporate Governance Committee operates pursuant to its charter. The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	proposing nominees for election as directors;

•	performing board appraisals and formulating performance standards; and

•	conducting oversight of corporate governance matters.

The Nominating and Corporate Governance Committee met three times during the 2006 fiscal year.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders for election as directors. If a stockholder would like to recommend a director candidate for the next annual meeting, the stockholder must deliver the recommendation in writing to the Corporate Secretary, Covad Communications Group, Inc., 110 Rio Robles, San Jose, California 95134. The recommendation must be submitted no later than the 120th calendar day before the calendar day that we mailed our proxy statement to stockholders in connection with the previous year’s annual meeting. Candidate recommendations must be accompanied by personal information of the candidate, including the candidate’s current employment and employment history for the past five years, any other public company board of directors on which the candidate serves, and any relationship of the candidate with Covad or any party who does business with Covad. A stockholder recommending a candidate may also be required to submit additional information as determined by the Corporate Secretary and as necessary to satisfy the Securities Exchange Commission or American Stock Exchange rules. Candidates for the Board of Directors are selected for their character, judgment, diversity of experience, acumen and their ability to act on behalf of stockholders. The Nominating and Corporate Governance Committee generally expects that the Board, ideally, will have competency in the following areas (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) strategic planning; (vii) crisis management; (viii) corporate governance; and (ix) risk management. The Nominating and Corporate Governance Committee has not established any specific minimum qualification standards for nominees to the Board of Directors, although from time to time the Committee may identify certain skills or attributes as being particularly desirable to help meet specific Board needs that have arisen. Committee requirements are also taken into consideration in evaluating potential nominees. The Nominating and Corporate Governance Committee may from time to time propose to the Board more formal minimum requirements for Board membership. Final approval of nominees to be presented for election is determined by the full Board.

The Nominating and Corporate Governance Committee recommended to the Board that Messrs. Crandall and Neumeister and Ms. Leonard be nominated to serve as Class II directors. The Nominating and Corporate Governance Committee also recommended to the Board in 2006 that Mr. Neumeister and Ms. Leonard be appointed as a Class II directors, and the Board appointed them as Class II directors in April and December of 2006, respectively.

We also have a Management Compensation Committee, which consists solely of one inside director, Mr. Hoffman. The Management Compensation Committee reviews and determines the compensation policy for employees other than our executive officers and directors and reviews and determines all forms of compensation for such employees. The Compensation Committee has delegated to the Management Compensation Committee the authority to grant stock options to employees and consultants who are not directors or executive officers of the Company. This authority is also limited to grants of options to purchase no more than 50,000 shares of our common stock to any individual.

The Board has designated Mr. Jalkut as its lead independent director. The lead independent director presides at all meetings of the Board at which the Chief Executive Officer and Chairman are not present, including executive sessions of non-management or independent directors. This director also calls meetings of the independent or non-management directors and provides agendas for such meetings. In addition, he serves as liaison between the Chief Executive Officer and the independent and non-management directors and provides input regarding information sent to the Board. He also provides input regarding meeting agendas for the Board, consults with the committee chairs regarding agendas of committee meetings, provides advice with respect to the selection of committee chairs, interviews Board candidates and makes recommendations to the Nominating and Corporate Governance Committee. He may also perform other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Code of Conduct

We have adopted a Code of Conduct that applies to all Covad’s employees, including its principal executive officer, principal financial officer and principal accounting officer. A copy of this code is available on our website at www.covad.com. We intend to disclose any changes in or waivers from this code of conduct that are required to be publicly disclosed by posting such information on our website or by filing a Form 8-K.

Communications with Directors

Shareholders and employees may communicate with the Board by sending an email to directors@covad.com, or by sending written correspondence to: Board of Directors, Covad Communications Group, Inc., 110 Rio Robles, San Jose, California 95134.

We encourage directors to attend our annual meetings of stockholders but do not require attendance. Our 2006 annual meeting was attended by Messrs. Crandall, Hoffman, Jalkut, Lynch and McMinn.

Director Compensation

Non-employee directors received the following compensation in 2006:

•	An annual retainer of $25,000 is paid to each director in two equal cash payments every six months. During the 2006 fiscal year, we also paid additional retainers of $30,000 to our lead independent director, $15,000 to the Chairperson of our Audit Committee, $7,500 to the Chairperson of our Compensation Committee and $5,000 to members of our Audit Committee other than the Chairperson;

•	For each Board meeting that a director attends, we pay a $1,000 fee;

•	For each Committee meeting that a director attends on a day when there is no Board meeting, we pay a fee of $1,000. We also pay a fee of $500 for Committee meetings that are on the same day as a Board meeting;

•	Each new director receives an initial stock option grant to purchase 60,000 shares of our common stock, and each ongoing director receives an annual grant of an option to purchase 30,000 shares of our common stock, which vests in equal monthly installments over one year;

•	Each member of our Audit Committee, other than the Chairperson, receives an initial stock option grant to purchase 10,000 shares of our common stock when he or she is first appointed to the Audit Committee; thereafter, each such member receives an annual grant of an option to purchase 5,000 shares of our common stock;

•	The Chairperson of our Audit Committee receives an initial option to purchase 15,000 shares of our common stock when appointed to the Audit Committee; thereafter, the Chairperson receives an annual grant of an option to purchase 10,000 shares of our common stock for continued service; and

•	The above referenced annual grants of options to Audit Committee members and the Chairperson of the Audit Committee vest in equal monthly installments over one year.

The exercise price for each of these stock options is set at the market price on the approval date. In December 2006 the Company changed its policy with respect to director stock option grants to set the exercise price at the market price on the last day of the month in which the options are approved. Ms. Leonard’s options were granted in accordance with this new policy. Except where noted above, each option vests in equal monthly installments over a period of four years.

In February 2003, each member of our Board of Directors received a one-time grant of an option to purchase 45,000 shares of our common stock at an exercise price equal to $1.28 per share, the market price on February 5, 2003, the date of grant. These options vest monthly over three years.

In January 2001, each member of the Board of Directors received a one-time stock option grant to purchase 50,000 shares of our common stock at $2.56 per share, the market price on January 23, 2001, the grant date. These options vested monthly over four years. Mr. McMinn, who as a new director received a stock option grant to purchase 60,000 shares of our common stock at $2.56 per share, the market price on January 23, 2001, the grant date, did not receive the January 2001 grant.

The following table sets forth certain information with respect to compensation awarded to, earned by or paid to each person who served as a non-employee director during the fiscal year ended December 31, 2006

						Change in
						Pension Value
	Fees Earned				Non-Equity	and Nonqualified
	or Paid in		Stock	Option	Incentive Plan	Deferred	All Other
	Cash		Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)		($)	($)(1)(2)	($)	Earnings	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)

Chuck McMinn,	$34,000	(5)	N/A	$38,690	N/A	N/A	N/A	$72,960
Chairman
L. Dale Crandall	$56,000	(6)	N/A	$51,668	N/A	N/A	N/A	$107,668
Lisa Hook(3)	$31,000	(7)	N/A	$46,574	N/A	N/A	N/A	$77,574
Larry Irving	$49,500	(8)	N/A	$38,690	N/A	N/A	N/A	$88,190
Richard A. Jalkut	$71,000	(9)	N/A	$40,756	N/A	N/A	N/A	$81,756
Diana Leonard	$2,890	(10)	N/A	$69	N/A	N/A	N/A	$2,959
Daniel C. Lynch	$53,000	(11)	N/A	$45,041	N/A	N/A	N/A	$98,041
Robert Neumeister	$33,000	(12)	N/A	$18,791	N/A	N/A	N/A	$51,791
Hellene Runtagh(4)	$20,000	(13)	N/A	$8,498	N/A	N/A	N/A	$28,498

(1)	Calculated based on the amount of compensation cost recognized during fiscal year 2006 under FAS 123R. See Note 13 to our consolidated financial statements included in our Annual Report to Shareholders for assumptions used to value our stock option awards.

(2)	The fair value of options granted to the directors during 2006 under FAS 123R were are follows: Mr. Crandall: $57,216; Ms. Leonard: $49,842; Messrs. Irving, Jalkut and McMinn and Ms. Hook: $42,912 each; Mr. Lynch: $50,064; and Mr. Neumeister: $107,660 (3) Ms. Hook resigned from the Board of Directors in December of 2006.

(4)	Ms. Runtagh resigned from the Board of Directors in March of 2006.

(5)	This includes $3,000 in fees paid in 2007 for services provided in 2006 and excludes $7,000 in fees paid in 2006 for services provided in 2005.

(6)	This includes $6,000 in fees paid in 2007 for services provided in 2006 and excludes $12,000 in fees paid in 2006 for services provided in 2005.

(7)	This includes $3,000 in fees paid in 2007 for services provided in 2006 and excludes $2,500 in fees paid in 2006 for services provided in 2005.

(8)	This includes $7,000 in fees paid in 2007 for services provided in 2006 and excludes $11,500 in fees paid in 2006 for services provided in 2005.

(9)	This includes $38,000 in fees paid in 2007 for services provided in 2006 and excludes $7,500 in fees paid in 2006 for services provided in 2005.

(10)	This includes $1,000 in fees paid in 2007 for services provided in 2006.

(11)	This includes $10,000 in fees paid in 2007 for services provided in 2006 and excludes $15,000 in fees paid in 2006 for services provided in 2005.

(12)	This includes $8,000 in fees paid in 2007 for services provided in 2006.

(13)	This excludes $15,000 in fees paid in 2006 for services provided in 2005.

Stock Ownership Guidelines

The Board of Directors believes that directors more effectively represent our shareholders, whose interests they are charged with protecting, if they are shareholders themselves. The Board adopted guidelines as recommended minimums for stock ownership by directors in 2003 and believes it is good practice to periodically review the guidelines and revise them, if appropriate. Therefore, within three years of joining the Board, outside directors should own Covad Common Stock with a reasonably expected value of at least $54,000.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Irving, Jalkut and Lynch, each of whom is a non-employee director. No member is or has been an officer or employee of Covad or any of its subsidiaries and there are no other relationships between committee members and Covad or any other company that are required to be disclosed under this caption by the regulations of the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors and certain of our officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2006.

Executive Officers

Our executive officers, their positions, and their respective ages, as of April 15, 2007, are:

Name	Age	Position

Charles E. Hoffman	58	President and Chief Executive Officer
James A. Kirkland	47	Executive Vice President, Strategic Development, General Counsel and Secretary
David McMorrow	40	Executive Vice President, Sales
Claude Tolbert	34	Senior Vice President, Strategic Priorities and Execution
Eric Weiss	40	Chief Marketing Officer
Justin Spencer	35	Acting Chief Financial Officer, Vice President and Treasurer

Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See “Executive Compensation.” Biographical information for Mr. Hoffman is provided above. See “— Information Regarding Our Nominees and Directors.”

James A. Kirkland joined Covad in October 2003 as our General Counsel, Senior Vice President and Secretary and in December of 2005 also assumed responsibility for Strategic Development. Mr. Kirkland was promoted to Executive Vice President in February 2007. Prior to joining Covad, Mr. Kirkland served as General Counsel and Senior Vice President of Spectrum Development for Clearwire Technologies, Inc. from April 2001 to October 2003. Prior to joining Clearwire, Mr. Kirkland was a member of the law firm of Mintz Levin Cohn Ferris Glovsky & Popeo, P.C, where he had practiced since September 1984. He is also on the boards of directors for of the Information Technology Association of America (ITAA), a trade association serving the information technology industry, COMPTEL, a trade association representing communications service providers and their suppliers, and the California Emerging Technology Fund, a non-profit corporation.

David McMorrow joined Covad in 1998 as our Vice President of Sales, Eastern Region, was made Senior Vice President, Strategic Development, in May 2002 and became our Executive Vice President, Sales, in January 2004.

Justin Spencer was appointed acting Chief Financial Officer, Vice President and Treasurer, effective April 11, 2007. Mr. Spencer has served as a Vice President of Finance with the Company since November of 2005. From November of 2002 to November of 2005, Mr. Spencer served in strategic development and product management roles at Covad. Prior to joining Covad, Mr. Spencer worked in strategy and product management roles with Hewlett Packard from September of 2000 to November of 2002.

Claude Tolbert joined Covad in 1999 as a director in Corporate Development. He was made Vice President of Corporate Services in September 2003 and became our Senior Vice President, Strategic Priorities and Execution in March 2005.

Eric Weiss joined Covad in August 2006 as our Chief Marketing Officer. From January to August of 2006, he served as Executive in Residence for the telecommunications practice of the private equity firm Warburg Pincus, as well as senior vice president and general manager of Mobile Applications for Aicent, Inc., a Warburg Pincus portfolio company. Before joining Aicent, he was vice president of Macromedia’s telecom solutions business, where he was responsible for product marketing, business development, engineering and strategy from August 2004 to January 2006. Mr. Weiss served previously as chief operating officer at ITXC Corporation from October 1997 to June 2004.

Departing Officer

Chris Dunn joined Covad in May 2005 as our Vice President, Financial Planning and Analysis and was promoted to Senior Vice President and Chief Financial Officer in November 2005. Mr. Dunn was promoted to Executive Vice President in February 2007 and served in that role until his resignation in April 2007. Prior to joining Covad, Mr. Dunn served as Chief Operating Officer and Chief Financial Officer of Santa Cruz Networks, Inc., a privately-held company providing voice, video and data over IP solutions. Mr. Dunn joined Santa Cruz Networks as Vice President of Finance in July 2003, was promoted to Vice President of Finance and Operations in September 2003 and was promoted to Chief Operating Officer and Chief Financial Officer in January 2004, where he served until April 2005. Mr. Dunn previously served as Director of Business Risk Management and Director of Corporate Development at UnitedHealth Group, a publicly traded health care corporation, from October 2002 to July 2003. Prior to that, Mr. Dunn held positions at Pacific Venture Capital, LLC, a wholly-owned subsidiary of PG&E Corporation, and PG&E Corporation. Mr. Dunn joined Pacific Venture Capital as a Principal in January 2000, was promoted to Director in November 2000 and was brought into PG&E Corporation as Director of Strategic Planning and Corporate Development in January 2002, where he served until October 2002.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

This section discusses the underlying principles of our executive compensation policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Our compensation program is designed to attract, reward, motivate and retain talented executives. It is also designed to link total compensation with performance, measured against our goal of growing revenue while maximizing profitability.

Our executive officers’ compensation consists of three components: (1) base salary; (2) a performance-based short-term cash incentive plan and (3) stock options. In addition, we provide our executive officers with term life insurance and a variety of other benefits that are generally available to all salaried employees. Our objectives in setting base salaries are to attract and retain executive officers in a competitive environment and to reward their expected contribution to our business goals. In order to achieve these objectives we also take into account the base compensation paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives. The objective of our short term cash incentive plan is to reward efforts to increase revenue and improve profitability, as measured against the annual budget that is approved by our Board of Directors. We use stock options to promote stock ownership with the long-term objective of aligning the interests of our executive officers with the interests of our shareholders and creditors. The objective of using time-vested stock options is to encourage long-term value creation and executive retention because executives can realize value from such awards only if they remain employed with the company at least until the options vest. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

The total compensation positioning of our executive officers is annually reviewed to determine whether they are providing adequate incentives to motivate and retain our executive officers. The most recent review occurred in February of 2007. The Compensation Committee’s executive compensation consulting firm, Hewitt Associates, identified a group of peer companies based on market capitalization, geographic location, performance and similarity in lines of business (the “Peer Group”). The Peer Group for the 2006 review consisted of 3Com, Ariba, Aspect Communications, Autodesk, Borland Software, Brocade Communications, Business Objects, EMS Technologies, Extreme Networks, Foundry Networks, Hyperion Solutions, Informatica, Juniper Networks, Level 3 Communications, Macromedia, McAfee, Mercury Interactive, Openwave, Pan Am Sat, Polycom, RCN, Tibco Software, Trend Micro, Trimble Navigation and Wind River Systems. Aspect Communications and MacroMedia were removed from the Peer Group for the 2007 review and US LEC, Vonage and Spirent Communications were added in their place. The Committee then compares each element of its executive compensation to the Peer Group as well as other compensation survey data to determine if changes are appropriate. Our Compensation Committee consults with our lead independent director and, with respect to compensation for executives other than the Chief Executive Officer, the Committee also consults with and considers the recommendations of the Company’s Chief Executive Officer.

We account for equity compensation paid to our employees under the rules of SFAS No. 123R, which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them. We currently intend that the majority of the cash compensation we pay will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee.

Base Salary

The base salaries of executive officers are determined at the time of hiring by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at the Peer Group. The Compensation Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the Peer Group, individual performance and responsibility, prior experience and salary history. Our policy is to target base salaries at the median of the Peer Group. In instances where an executive officer is uniquely key to our success or has a role that does not exactly match the benchmarking data, our Compensation Committee may provide compensation below, or in excess of, the median of the Peer Group.

In February of 2006, the Compensation Committee approved annual base salary increases for 2006 of $30,000 for Mr. Dunn and $10,000 for Mr. Kirkland, which increased their base salaries to $260,000 and $250,000, respectively. In June of 2006, the Compensation Committee approved an additional $30,000 increase in Mr. Dunn’s salary to increase his base salary to $290,000. In February of 2007, the Compensation Committee approved annual base salary increases for 2007 of $11,600 for Mr. Dunn, $25,000 for Mr. Kirkland and $10,000 for Mr. McMorrow, which increased their base salaries to $301,600, $275,000 and $260,000, respectively. These base salary increases were approved based on recommendations from the Chief Executive Officer, an evaluation of each executive’s performance that was performed in consultation with the Chief Executive Officer, and consideration of benchmarking data. After taking these base salary increases into consideration, the base salaries of Mr. Dunn and Mr. McMorrow were at or below the median level for the Peer Group. Mr. Kirkland’s base salary was slightly above the median level for officers in the Peer Group with the title of general counsel, however, the Compensation Committee believes that Mr. Kirkland’s broader role, including oversight of strategic affairs, warrants a base salary slightly higher than the median level for a general counsel.

Short-Term Incentives

Our executive officers are eligible for semi-annual and annual cash incentive payments. We determined we would pay semi-annual and annual incentives because our committee believed that a shorter-term orientation was appropriate given the uncertainty and unpredictability of our operations. Our policy is to target the sum of these cash incentive payments at the 75th percentile of the Peer Group because: (1) our bonus plan is based on financial targets and metrics that represent significant improvements from current results; and (2) as discussed below, the long-term incentives that we offer are below the median for the Peer Group. Our Compensation Committee’s decision to use the foregoing percentile to apply to the benchmarking data reflected consideration of our stockholders’ interests in paying what was necessary, but not significantly more than necessary, to achieve our corporate goals while conserving cash as much as possible.

Cash incentive payments for our executive officers were made pursuant to our 2006 Bonus Plan (the “2006 Bonus Plan”). Under the 2006 Bonus Plan, executive officers were eligible for semi-annual and annual cash incentive payments. The targeted annual cash incentives in 2006 were: (i) 100% of base salary for our Chief Executive Officer; (ii) 70% of base salary for our Executive Vice President, Sales; and (iii) 60% of base salary for our other executive officers. Taken in the aggregate, these targeted amounts for 2006 were slightly below the 75th percentile for our Peer Group. When added to the base salaries, the total targeted cash compensation for our executive officers in 2006 was close to the median for the Peer Group.

The actual amount of the semi-annual and annual incentive payments depended on whether we achieved financial targets for adjusted EBITDA, which metrics were based on the targets that are set forth in our annual budget, as approved by the Board of Directors. Payment of the semi-annual incentive was also conditioned on our achieving a financial target for cash flow, which metric was also based on the target set forth in our annual budget. Each executive officer was eligible to receive up to 40% of their targeted annual cash incentive based on our financial results for the period from January 1, 2006 to June 30, 2006, and 60% of their targeted annual cash incentive based on our financial results for the period from January 1, 2006 to December 31, 2006. The Committee felt that using adjusted EBITDA was the best measure of the success of the executive officers as a team and was the financial metric that would best reward efforts to improve profitability, which the committee believes is the best measure of financial success and stockholder value creation. The Compensation Committee retained the authority to modify the 2006 Bonus Plan, but did not exercise such discretion. Under the 2006 Bonus Plan, cash incentives were paid out at 100% of target for the first half of the year and 100% of target for the full year. The following table lists the aggregate short-term incentive payments for our Named Executive Officers earned in 2006, including those paid under the 2006 Bonus Plan:

Name	Bonus Compensation

Charles E. Hoffman	$616,923
David McMorrow	$175,000
Christopher Dunn	$161,888
James A. Kirkland	$149,081

In January of 2007, our Compensation Committee approved the 2007 Executive Short Term Incentive Plan (the “2007 Incentive Plan”). The 2007 Incentive Plan similarly provides that executive officers are eligible for semi-annual and annual cash incentives. The targeted annual cash incentives were 100% of base salary for our Chief Executive Officer and 70% of base salary for Mr. McMorrow, Mr. Dunn and Mr. Kirkland.

Pursuant to the 2007 Incentive Plan, the amount of the potential semi-annual and annual bonuses are based on our performance in comparison to financial targets for adjusted EBITDA (75% weighting) and revenue (25% weighting). These targets are based on our annual budget, as approved by the Board of Directors. Each executive officer is eligible to receive up to 40% of their bonus opportunity amount based on our financial results for the period from January 1, 2007 to June 30, 2007. In each case payment is contingent on achieving 90% of the applicable target, with the actual percentage of the applicable target achieved being paid, up to a maximum of 100% if we meet or exceed such target. At the end of the fiscal year, we will calculate performance in total for the plan year and determine each participant’s annual bonus amount, less any amount paid based on our performance during the first half of the year. In each case payment is contingent on achieving 90% of the applicable target, with 80% of the maximum amount for that portion of the bonus being paid if we achieve at least 90% but less than 99% of the applicable target, 100% paid if we achieve at least 99% but less than 105% of the applicable target, and 110% paid if we meet or exceed 105% of the applicable target. The Committee’s addition of a revenue component in the 2007 Incentive Plan, as well as adjusted EBITDA, was based on its beliefs that it was not desirable to have the plan reward maximization of adjusted EBITDA at the expense of achieving revenue growth, but that the plan should instead reward cost-effective growth. We believe there is a reasonable likelihood that we will achieve our targets for 2007 and pay the maximum incentives set forth in the 2007 Incentive Plan. The adjusted EBITDA and revenue targets are independent of one another and we will pay the applicable percentage of the incentive payment if an objective is attained, regardless of whether the other objective is attained. The Compensation Committee has retained the discretion to withdraw, amend, add to and terminate that Plan, or any portion of it, at any time.

Long-Term Incentive Awards

We use stock options as our primary long-term incentive compensation for our executive officers. The Committee believes that stock options: (1) reward long-term performance because the combination of excellent corporate performance and extended officer tenure provide the potential for significant value; (2) help to ensure that the interests of executives and stockholders are aligned; and (3) reduce our use of cash for executive compensation while allowing us to offer competitive compensation. The number of shares subject to each stock option granted to executive officers is within the discretion of the Committee and is based on each executive’s position within Covad, past performance, anticipated future contributions, and prior option grants. The Committee also compares the value of these option grants to long-term incentives provided to similarly situated executives at the Peer Group. The value of our stock option awards is based in part on the market price of our common stock, which has been lower than the market price for many of the companies in the Peer Group. As a result, the value of the Company’s stock option awards used for comparative purposes is lower than the median for similarly situated executives at the Peer Group. The Committee currently believes, however, that given the Company’s current financial resources it would not be appropriate to provide additional long-term incentives at this time. As a result, our executive officers’ total targeted direct compensation (base salary + short-term incentive targeted amount + long-term incentive award value) is below the median for the Peer Group.

During 2006, executive officers received options to purchase 925,000 shares of common stock in the aggregate, which consisted of options to purchase up to 100,000 shares of common stock granted to each of Messrs. Dunn, Kirkland and McMorrow and an option to purchase up to 625,000 shares of common stock granted to Mr. Hoffman. These options for executive officers represented approximately 17% of the aggregate number of options that we awarded to our employees in 2006. The value of the shares subject to these grants are reflected in the table below entitled “Grants of Plan-Based Awards in 2006.” The exercise price for these stock options was set at the market price on the date of approval by the Committee.

In February of 2007, our named executive officers received options to purchase 835,000 shares of common stock in the aggregate, which consisted of options to purchase up to 70,000 shares of common stock granted to each of Messrs. Dunn, Kirkland and McMorrow and an option to purchase up to 625,000 shares of common stock granted to Mr. Hoffman. In the second half of 2006 the Company changed its policy with respect to all stock option grants to set the exercise price at the market price on the last day of the month in which the options are approved. The exercise price for these stock options was therefore set at the market price on February 28, 2007. We do not make stock option grants in connection with the release or withholding of material non-public information. As a general matter, option grants to existing executive officers are made annually at our regularly scheduled Compensation Committee meeting in February.

Stock options have historically been granted to our executive officers and other employees under our 1997 Stock Plan. At our Annual Meeting our board of directors will recommend that our shareholders approved a new equity plan as described in “Approval of 2007 Equity Incentive Plan”, below. If approved, the Covad Communications Group, Inc. 2007 Equity Incentive Plan (the “2007 Equity Plan”) will replace our existing 1997 Stock Plan and, as described below, will afford our compensation committee much more flexibility in making a wide variety of equity awards. Participation in the 2007 Equity Plan will be available to all executive officers as well as our other employees.

Chief Executive Officer Compensation

Mr. Hoffman’s annual base salary and targeted annual bonus is determined using the same methodology used for our other executive officers, as described above. Using this methodology, in April of 2006 the Committee determined that Mr. Hoffman’s 2006 base salary would increase by $20,000, for an annual base salary of $570,000.

The Committee similarly determined in March 2007 that Mr. Hoffman’s 2007 base salary would increase by $30,000, for an annual base salary of $600,000. This placed Mr. Hoffman’s base salary slightly above the median of base salaries paid to Chief Executive Officers in the Peer Group. The Compensation Committee believes that for retention purposes it is necessary to pay Mr. Hoffman a base salary slightly higher than the median level because Mr. Hoffman’s total targeted direct compensation (base salary + short-term incentive targeted amount + long-term incentive award value) is below the median for the Peer Group.

As discussed above, in April 2006, the Committee granted Mr. Hoffman an option to purchase up to 625,000 shares of common stock vesting over four years (otherwise subject to the terms and provisions of our 1997 Stock Plan). In February 2007, the Committee granted Mr. Hoffman an additional option to purchase up to 625,000 shares of our common stock vesting over four years. In granting these options, the Committee reviewed Mr. Hoffman’s outstanding options, the number of shares of common stock Mr. Hoffman already owned and Covad’s performance in 2005 and 2006, as well as a comparison to the Peer Group.

For 2006, Mr. Hoffman’s targeted sum of his semi-annual and annual bonuses was 100% of his annual base salary. Semi-annual cash bonuses of $225,539 and $341,385 were paid to Mr. Hoffman under our 2006 Bonus Plan based on our financial results for the first half of 2006 and for the full year 2006, respectively. As with our other executive officers, these bonuses represented 100% of target in the first half of the year and 100% of target for the full year because the required performance targets were met and, in some cases, exceeded. In April of 2006, the Board of Directors approved an additional short-term incentive payment of $50,000 to be paid to Mr. Hoffman if we met the financial targets described in our 2006 Bonus Plan for the first six months of 2006. This amount was paid to Mr. Hoffman in July of 2006. The Board authorized this additional short-term incentive payment after it decided not to pay Mr. Hoffman a portion of his short-term incentive target for 2005, recognizing that some of the financial steps taken by the company in 2005 were intended to result in financial improvements in the first half of 2006. The sum of Mr. Hoffman’s bonuses was $616,923, which represented approximately 52% of Mr. Hoffman’s total cash compensation in 2006. Mr. Hoffman also received the benefit of term life insurance, whose premiums were paid by Covad.

Compliance with Internal Revenue Code Section 162(m)

The Compensation Committee considers the potential impact of Section 162(m) of the Code and the regulations thereunder in determining executive compensation. Section 162(m) and related regulations disallow a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. The regulations exclude from this limit performance-based compensation and stock options that satisfy specified requirements, such as stockholder approval. The Compensation Committee’s policy is to qualify its executive officers’ compensation for deductibility under applicable tax laws to the extent practicable and consistent with our compensation objectives.

Income related to stock options granted under the 1997 Stock Plan generally qualifies for an exemption from these restrictions as performance-based compensation. Other compensation paid to the executive officers for 2006 (other than our Chief Executive Officer) did not approach the $1,000,000 limit per officer and is unlikely to do so in the foreseeable future. In 2006, approximately $184,000 of Mr. Hoffman’s compensation did not qualify for a tax deduction for the Company under Section 162(m). However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Employment Agreements, Termination of Employment and Change-In-Control Arrangements

With respect to all options granted under our 1997 Stock Plan, in the event that we merge with or into another corporation resulting in a change of control involving a change in ownership in 50% or more of the voting power of our capital stock, or the sale of all or substantially all of our assets, the options will fully vest and become exercisable one year after the change of control or earlier in the event the individual is constructively terminated or terminated without cause or in the event the successor corporation refuses to assume the options. Absent a change of control event, upon termination, no executive officer is entitled to equity vesting acceleration.

We have a written employment agreement with Charles E. Hoffman, our President and Chief Executive Officer. We also have an Executive Severance Plan (the “Severance Plan”), which will expire on December 31, 2007, and we have entered into Change-in-Control Agreements with our executive officers that provide each covered executive with specific additional rights and additional benefits.

The Committee believes that Mr. Hoffman’s employment agreement, the Severance Plan and change in control agreements are appropriate to mitigate some of the apparent risk that we may be acquired as a result of our depressed stock price and rapidly changing business environment. These arrangements are intended to attract and retain qualified executives who may have employment alternatives that appear less risky absent these arrangements. For more details regarding these agreements and plans, as well as quantifications of these severance and change of control benefits, please see the table below entitled “Payments Upon Termination or Change in Control.”

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan and our 2003 Employee Stock Purchase Plan, in each case on the same basis as other employees. The only other perquisites provided to our executive officers are the purchase of term life insurance as described below in the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed the preceding Compensation Discussion and Analysis and discussed it with management and has recommended it for inclusion within the Company’s filing.

Submitted by the Compensation Committee of
the Board of Directors,

Larry Irving
Richard A. Jalkut
Daniel C. Lynch

April 27, 2007

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation awarded to, earned by or paid to each person who served as our Chief Executive Officer or was one of our four other most highly compensated executive officers (collectively, the “Named Executive Officers”) during the fiscal year ended December 31, 2006.

									Change in
									Pension
							Non-		Value and
							Equity		Nonqualified
							Incentive		Deferred
				Stock	Option		Plan		Compensation	All Other
		Salary	Bonus	Awards	Awards		Compensation		Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)		($)		($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)	(i)		(j)

Charles E. Hoffman,	2006	$566,923	—	—	$216,828	(1)	$616,923	(2)	—	$5,055	(3)	$1,405,729
President and Chief Executive Officer
Christopher Dunn,	2006	$269,813	—	—	$64,426	(1)	$161,888	(2)	—	N/A		$496,127
Senior Vice President and Chief Financial Officer(4)
David McMorrow,	2006	$250,000	—	—	$66,705	(1)	$175,000	(2)	—	N/A		$491,705
Executive Vice President, Sales
James A. Kirkland,	2006	$248,468	—	—	$22,455	(1)	$149,081	(2)	—	$5,200	(3)	$425,204
Senior Vice President, Strategic Development, General Counsel and Secretary

(1)	Calculated based on the amount of compensation cost recognized during fiscal year 2006 under FAS 123R, including compensation cost for options granted in prior years. See Note 13 to our consolidated financial statements included in our Annual Report to Shareholders for assumptions used to value our stock option awards.

(2)	Payments under the 2006 bonus plan. Mr. Hoffman also received a special payment of $50,000 paid in July 2006 that was based on financial performance in the first half of 2006 and is included.

(3)	Reimbursement of life insurance premiums.

(4)	Mr. Dunn resigned in April 2007.

Grants of Plan-Based Awards in 2006

The following table sets forth certain information with respect to grants of plan-based awards earned by or paid to our Named Executive Officers during the fiscal year ended December 31, 2006.

											All Other	All Other
											Stock	Option		Grant
											Awards:	Awards:	Exercise	Date
								Estimated Future Payouts			Number of	Number	or Base	Fair
		Estimated Future Payouts						Under Equity Incentive Plan			Shares of	of Securities	Price of	Value of
		Under Non-Equity Incentive Plan Awards						Awards			Stock	Underlying	Option	Stock and
		Threshold		Target		Maximum		Threshod	Target	Maximum	or Units	Options	Awards	Option
Name	Grant Date	($)(1)		($)(2)		($)		(#)	(#)	(#)	(#)	(#)(4)	($/Sh)	Awards(3)
(a)	(b)	(c)		(d)		(e)		(f)	(g)	(h)	(i)	(j)	(k)	(l)

Charles E. Hoffman,	04/06/2006	$236,480	(6)	$616,923	(6)	$958,307	(6)	N/A	N/A	N/A	N/A	625,000	$2.14	$853,563
President and Chief
Executive Officer
Christopher Dunn,	02/28/2006	$55,063		$161,888		$263,589		N/A	N/A	N/A	N/A	100,000	$1.30	$84,410
Senior Vice President
and Chief Financial
Officer(5)
David McMorrow,	02/28/2006	$57,400		$175,000		$280,000		N/A	N/A	N/A	N/A	100,000	$1.30	$84,410
Executive Vice
President, Sales
James A. Kirkland,	02/28/2006	$49,057		$149,081		$238,899		N/A	N/A	N/A	N/A	100,000	$1.30	$84,410
Senior Vice
President, Strategic Development, General Counse and Secretary

(1)	Represents the minimum payment that would be made under the 2006 Bonus Plan as long as certain minimum financial targets described in the 2006 Bonus Plan were met. If the financial targets at the threshold level were not met, the payment under the 2006 Bonus Plan would have been zero.

(2)	Represents that target amounts payable under the 2006 Bonus Plan, which were also the amounts paid to the executive officers as described in the Summary Compensation Table above.

(3)	Calculated based on the fair value of options granted during 2006 under FAS 123R.

(4)	These options vest and become exercisable ratably in 48 equal monthly installments, beginning one month after the grant date.

(5)	Mr. Dunn resigned in April 2007.

(6)	These amounts include $50,000 paid to Mr. Hoffman in July 2006 based on financial performance in the first half of 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock options by the named executives as of December 2006. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown following this table, based on the option grant date. On December 19, 2005, the compensation committee of the board of directors (the “Committee”) of the Company approved the acceleration of vesting of unvested and out-of-the-money stock options with exercise prices equal to or greater than $1.34 per share previously awarded to its employees, including its executive officers, and directors, under the Plan. The acceleration of vesting was effective for stock options outstanding as of December 20, 2005. The closing stock price on the American Stock Exchange at the effective date of the acceleration was $0.67. The Committee also imposed a holding period that will require all executive officers and directors to refrain from selling shares acquired upon the exercise of these options until the dates on which the exercise would have been permitted under the option’s original vesting terms or, if earlier, the executive officer’s last day of employment or the director’s last day of service.

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
				Equity					Plan	Market or
				Incentive					Awards:	Payout
				Plan				Market	Number of	Value of
				Awards:			Number	Value	Unearned	Unearned
		Number	Number	Number			of	of Shares	Shares,	Shares,
		of	of	of			Shares	or	Units or	Units
		Securities	Securities	Securities			or Units	Units of	Other	or Other
		Underlying	Underlying	Underlying			of Stock	Stock	Rights	Rights
		Unexercised	Unexercised	Unexercised	Option		That	That Have	That Have	That
	Option	Options	Options	Unearned	Exercise	Option	Have Not	Not	Not	Have Not
	Grant	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Charles E. Hoffman,	6/25/01	2,350,000	0		$0.84	06/25/2009
President and Chief	2/5/03	598,958	26,042		$1.28	02/05/2011
Executive Officer	2/26/04	625,000	0		$3.34	02/26/2012
	2/23/05	700,000	0		$1.54	02/23/2013
	4/6/06	104,166	520,834		$2.14	04/06/2014
Christopher Dunn,	5/31/05	15,833	24,167		$1.26	05/31/2013
Senior Vice President	11/11/05	33,854	91,146		$0.73	11/11/2013
and Chief Financial Officer(1)	2/28/06	20,833	79,167		$1.30	02/28/2014
David McMorrow,	1/20/99	10,196	0		$7.5556	01/20/2007
Executive Vice	3/3/00	1,875	0		$63.3333	03/03/2008
President, Sales	12/8/00	3,646	0		$1.5938	12/08/2008
	3/23/01	4,688	0		$2.5625	03/23/2009
	9/11/01	33,542	0		$0.56	09/11/2009
	5/31/02	19,375	0		$1.22	05/31/2010
	2/5/03	62,416	2,918		$1.28	02/05/2011
	2/26/04	150,000	0		$3.34	02/26/2012
	2/23/05	100,000	0		$1.54	02/23/2013
	6/24/05	37,500	62,500		$1.32	06/24/2013
	2/28/06	20,832	79,168		$1.30	02/28/2014
James A. Kirkland,	10/23/03	125,000	0		$4.53	10/23/2011
Senior Vice President,	2/26/04	150,000	0		$3.34	02/26/2012
Strategic Development,	2/23/05	100,000	0		$1.54	02/23/2013
General Counsel and Secretary	2/28/06	20,832	79,168		$1.30	02/28/2014

(1)	Mr. Dunn resigned in April 2007.

Option Awards Vesting Schedule

Grant Date	Vesting Schedule

1/20/99	12.5% vested in six months and the remaining 87.5% vested monthly over the following three and one-half years
3/3/00	Vested monthly over four years
12/8/00	Vested monthly over four years
3/23/01	4.2% vested immediately and the remaining 95.8% vested monthly over the following 46 months
6/25/01	12.5% vested in six months and the remaining 87.5% vested monthly over the following three and one-half years
9/11/01	Vested monthly over four years
5/31/02	Vested monthly over four years
2/5/03	Vested monthly over four years
10/23/03	25% vested in one year and the remaining 75% vested monthly over the following 36 months
2/26/04	Vested monthly over four years
2/23/05	Vested monthly over four years
5/31/05	25% vested in one year and the remaining 75% vested monthly over the following 36 months
6/24/05	Vested monthly over four years
11/11/05	Vested monthly over four years
2/28/06	Vested monthly over four years
4/6/06	Vested monthly over four years

Option Exercises and Stock Vested

None of our Named Executive Officers exercised options or had any vesting of stock awards during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Charles E. Hoffman,	N/A	N/A	N/A	N/A
President and Chief Executive Officer
Christopher Dunn,	N/A	N/A	N/A	N/A
Senior Vice President and Chief Financial Officer(1)
David McMorrow,	N/A	N/A	N/A	N/A
Executive Vice President, Sales
James A. Kirkland,	N/A	N/A	N/A	N/A
Senior Vice President, Strategic Development, General Counsel and Secretary

(1)	Mr. Dunn resigned in April 2007.

Pension Benefits

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Charles E. Hoffman,	N/A	N/A	N/A	N/A
President and Chief Executive Officer
Christopher Dunn,	N/A	N/A	N/A	N/A
Senior Vice President and Chief Financial Officer(1)
David McMorrow,	N/A	N/A	N/A	N/A
Executive Vice President, Sales
James A. Kirkland,	N/A	N/A	N/A	N/A
Senior Vice President, Strategic Development, General Counsel and Secretary

(1)	Mr. Dunn resigned in April 2007.

Nonqualifed Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance
Name	Last FY ($)	Last FY ($)	Last FY ($)	Distributions ($)	at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

Charles E. Hoffman,	N/A	N/A	N/A	N/A	N/A
President and Chief Executive Officer
Christopher Dunn,	N/A	N/A	N/A	N/A	N/A
Senior Vice President and Chief Financial Officer(1)
David McMorrow,	N/A	N/A	N/A	N/A	N/A
Executive Vice President, Sales
James A. Kirkland,	N/A	N/A	N/A	N/A	N/A
Senior Vice President, Strategic Development, General Counsel and Secretary

(1)	Mr. Dunn resigned in April 2007.

Payments Upon Termination or Change in Control

With respect to all options granted under our 1997 Stock Plan, in the event that we merge with or into another corporation resulting in a change of control involving a shift in 50% or more of the voting power of our capital stock, or the sale of all or substantially all of our assets, the options will fully vest and become exercisable one year after the change of control or earlier in the event the individual is constructively terminated or terminated without cause or in the event the successor corporation refuses to assume the options. Absent a change of control event, upon termination, no executive officer is entitled to equity vesting acceleration.

In May 2001, we entered into a written employment agreement with Charles E. Hoffman, our President and Chief Executive Officer. Mr. Hoffman was to receive compensation in the form of a $500,000 annual base salary and a targeted bonus of $375,000, or 75% of his annual base salary, if he attained specified performance goals. This targeted bonus amount was increased to 100% of his annual base salary beginning in 2003. In February 2004, April 2006 and February 2007, Mr. Hoffman received merit increases of $50,000, $20,000 and $30,000, respectively, bringing his annual base salary to $600,000. In the event that Mr. Hoffman is terminated without cause (“cause” generally means conviction of a felony, habitual neglect of duties after warning, or engaging in serious misconduct affecting credibility or reputation), we have agreed to pay his salary for an additional year from his termination date, provided that he does not become employed by one of our competitors. Mr. Hoffman has agreed to be bound by customary confidentiality provisions.

On October 1, 2004, our Compensation Committee approved our Executive Severance Plan (the “Severance Plan”), which will expire on December 31, 2007. The Severance Plan provides that upon notice of termination of service prior to December 31, 2007, covered executives will generally receive an amount equal to six months of their salaries unless they are terminated for cause or uncorrected performance deficiencies (as defined in the Severance Plan).

We have entered into Change-in-Control Agreements with our executive officers that provide each covered executive with specific additional rights and additional benefits. Upon the termination of a covered executive’s employment under certain circumstances following a change-in-control, the executive will be entitled to receive special termination benefits, including a lump sum payment equal to three years (for our CEO), two years (for our executive officers other than our CEO) or one year (for other designated key employees), of base salary and target bonus. The special termination benefits are generally payable if we terminate the executive without cause (“cause” generally means conviction of a crime with premeditation, serious misconduct involving dishonesty in the course of employment, or habitual neglect of duties after warning) within either one year or two years following a change-in-control (depending on the covered executive’s position with us). The special benefits are also payable if the executive resigns as a result of specified actions taken by us (including a significant reduction in the executive’s compensation or responsibilities or a change in the executive’s job location) within either two years (for our CEO and other executive officers) or one year (for other designated key employees) following a change-in-control (depending on the covered executive’s position with us). The agreement with our chief executive officer further provides that these special termination benefits are also payable upon voluntary termination of employment for any reason during the 30-day period following the first anniversary of the date of the change-in-control. In addition, in certain circumstances where a payment or distribution by us to an executive officer is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to receive a payment on an after-tax basis equal to the excise tax imposed.

The following table sets forth potential payments to our Named Executive Officers upon termination or change in control as of December 31, 2006.

						Involuntary
						Not for Cause
						Termination
			Involuntary			or Resignation		Death or
			Not for Cause			for Good		Disability
			Termination or			Reason after		(before or
		Voluntary	Resignation for	For Cause	Change of	Change of		after Change
Name	Benefit	Termination	Good Reason(1)	Termination	Control(2)	Control(2)(3)		of Control)

Charles E. Hoffman,	Severance Payment	$0	$566,923	$0	$0	$1,700,769		$0
President and Chief	Bonus Payment	$0	$0	$0	$0	$1,700,769		$0
Executive Officer	Stock Option
	Vesting Acceleration	$0	$0	$0	$2,604	$2,604		$0
	Health Care
	Benefits Continuation	$0	$9,336	$0	$0	$56,013		$0
	Tax Gross-ups	$0	$0	$0	$0	$1,388,311	(4)	$0
Christopher Dunn,	Severance Payment	$0	$134,907	$0	$0	$539,626		$0
Senior Vice President	Bonus Payment	$0	$0	$0	$0	$323,776		$0
and Chief Financial	Stock Option
Officer(5)	Vesting Acceleration	$0	$0	$0	$68,479	$68,479		$0
	Health Care
	Benefits Continuation	$0	$9,336	$0	$0	$37,342		$0
	Tax Gross-ups	$0	$0	$0	$0	$399,274	(4)	$0
David McMorrow,	Severance Payment	$0	$125,000	$0	$0	$500,000		$0
Executive Vice	Bonus Payment	$0	$0	$0	$0	$350,000		$0
President, Sales	Stock Option
	Vesting Acceleration	$0	$0	$0	$10,375	$10,375		$0
	Health Care
	Benefits Continuation	$0	$9,336	$0	$0	$37,342		$0
	Tax Gross-ups	$0	$0	$0	$0	$0		$0
James A. Kirkland,	Severance Payment	$0	$124,234	$0	$0	$496,936		$0
Senior Vice President,	Bonus Payment	$0	$0	$0	$0	$298,162		$0
Strategic Development,	Stock Option
General Counsel	Vesting Acceleration	$0	$0	$0	$6,333	$6,333		$0
and Secretary	Health Care
	Benefits Continuation	$0	$9,336	$0	$0	$37,342		$0
	Tax Gross-ups	$0	$0	$0	$0	$0		$0

(1)	Mr. Hoffman is entitled to one year’s base salary in the event of an involuntary termination pursuant to a letter agreement between Covad and Mr. Hoffman dated May 29, 2001 and to six month’s health care benefits continuation under the Covad Executive Severance Plan. Messrs. Dunn, McMorrow and Kirkland are entitled to six month’s salary and health care benefits continuation in the event of an involuntary termination or resignation for good reason pursuant to the Executive Severance Plan. In addition, under the Executive Severance Plan, if an executive is terminated due to a performance issue (not including “cause”, as defined therein), such executive is entitled to 60 days salary and health care benefits continuation. Assumes a change of control occurs as of December 31, 2006.

(2)	All unvested options accelerate and vest in their entirety one year after a change of control (as defined in each executive’s option agreement). The prices above are calculated based on the difference between the exercise price of any unvested options as of December 31, 2006 and the closing price of Covad’s common stock of $1.38 on December 29, 2006 (the last trading day of the year). Assumes a change of control occurs as of December 31, 2006.

(3)	Pursuant to Change of Control Agreements upon the occurrence of involuntary termination or resignation for good reason (each as defined therein) within two years of the date of a change of control (as defined therein). Mr. Hoffman also has the right to receive these payments if he voluntarily terminates his employment within one year of the date of a change of control. Assumes a change of control occurs as of December 31, 2006.

(4)	Consists of payments of gross-up amounts (including excise tax amounts) of $1,388,311 and $399,274 for Mr. Hoffman and Mr. Dunn, respectively, that were calculated based on excess parachute payments under

Section 280G of the Internal Revenue Code of $2,481,835 and $713,768 for Mr. Hoffman and Mr. Dunn, respectively. Assumes a change of control occurs as of December 31, 2006.

(5)	Mr. Dunn resigned in April 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2006.

	Number of		Number of Securities
	Securities to be		Remaining Available
	Issued Upon		for Future Issuance
	Exercise of	Weighted-Average	Under Equity
	Outstanding	Exercise Price of	Compensation Plans
	Options, Warrants	Outstanding	(in thousands) (Excluding
	and Rights	Options, Warrants	Securities Reflected
Plan Category	(in thousands)	and Rights	in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	23,038	$4.30	21,350
Equity compensation plans not approved by security holders(2)	44	$9.83	—
Total	23,082	$4.31	21,350

(1)	These plans consist of the 1997 Stock Plan and the 2003 Employee Stock Purchase Plan. The 1997 Stock Plan provides for the grant of stock purchase rights and options to purchase shares of common stock to employees and consultants from time to time as determined by Covad’s board of directors. The number of shares that may be issued under the 1997 Stock Plan is subject to an annual increase to be added on the first day of Covad’s fiscal year equal to the lesser of (a) 3% of the outstanding shares of Covad’s stock on such date or (b) an amount determined by the Board. The 1997 Stock Plan expires in July 2007. After such expiration, Covad will no longer issue any additional options under the 1997 Stock Plan and does not intend to use any securities remaining available under the 1997 Stock Plan after such time. The 2003 Employee Stock Purchase Plan allows employees to purchase shares of Covad’s common stock at a discount from the market prices during set purchase periods. The number of shares that may be issued under the 2003 Employee Stock Purchase Plan is subject to an annual increase to be added on January 1 of each year equal to the lesser of either (a) 2% of the outstanding shares of Covad’s stock on such date, (b) 7 million shares or (c) an amount determined by a committee of the Board. Securities available for future issuance under Covad’s 2003 Employee Stock Purchase Plan are included in column (c) but are not included in columns (a) and (b) because the amount and price of securities purchased in an offering period are determined at the end of such offering period. Covad’s next offering period ends in June 2007. The number of shares remaining available for future grant includes 5,989,457 shares under our 2003 Employee Stock Purchase Plan.

(2)	These plans consist of the LaserLink.Net, Inc. 1997 Stock Plan, the BlueStar Communications Group, Inc. 2000 Stock Incentive Plan and the GoBeam, Inc. 2000 Employee and Consultant Equity Incentive Plan, all of which were assumed by Covad in connection with the acquisitions of each company and are described in Note 13 of the Financial Statements included in our annual report on Form 10-K, which was enclosed with this proxy statement. Covad does not intend to grant additional options under these plans.

Limitation on Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation limits the liability of our directors to the maximum extent permitted by Delaware law, and our Bylaws provide that we will indemnify our directors and officers and may indemnify our other employees and agents to the fullest extent permitted by law. We also entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our Bylaws. Our Board of Directors believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of Messrs. Crandall, Lynch and Neumeister, each of whom is an independent director, as independence for audit committee members is defined in the American Stock Exchange’s listing standards. At the beginning of 2006, the Audit Committee consisted of Messrs. Crandall and Lynch and Ms. Runtagh; however, Ms. Runtagh resigned as a director in March of 2006 and Mr. Neumeister was appointed to the Audit Committee in April of 2006. Mr. Jalkut served as a member of the Audit Committee following Ms. Runtagh’s resignation and prior to Mr. Neumeister’s appointment to the Committee.

As members of the Audit Committee for the 2007 fiscal year, we assist the Board of Directors in fulfilling its responsibilities relating to the oversight of the accounting, financial reporting, internal controls, financial practices and audit activities of Covad and its subsidiaries. The Board of Directors has determined that each member of the Audit Committee is an independent director as defined in the American Stock Exchange’s listing standards. The Audit Committee operates under a charter that was amended and restated by the Board of Directors on June 15, 2006.

In fulfilling its oversight role, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Covad’s audited financial statements. The Audit Committee met eight times during the 2006 fiscal year, including meetings with our independent registered public accounting firm to review our quarterly and annual results. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and conform to generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of Covad’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers LLP, Covad’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of Covad’s audited financial statements to generally accepted accounting principles.

The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on February 28, 2007.

Submitted by the Audit Committee of the Board
of Directors,

L. Dale Crandall
Daniel C. Lynch
Robert Neumeister

April 27, 2007

Strategic Investments and Relationships

On March 29, 2006, we completed a transaction with EarthLink, Inc., one of our customers (“EarthLink”). In connection with the closing of the transaction, we (i) sold to EarthLink 6,134,969 shares (the “Primary Shares”) of our common stock, par value $0.001 (“Common Stock”), for an aggregate purchase price of $10,000,000, and (ii) issued to EarthLink a $40,000,000 12% Senior Secured Convertible Note due 2011, dated as of March 29, 2006 (the “Note”), for an aggregate purchase price of $40,000,000. Interest on the Note is payable on March 15 and September 15 of each year, commencing on September 15, 2006, and may be paid in cash or in additional notes, identical to and of the same series as the original Note (the “Additional Notes”). Principal on the Note is payable on March 15, 2011, provided that under certain circumstances, EarthLink may require that we repay the remaining principal amount of the Notes held by EarthLink in four equal installments due March 15 of each year, commencing on March 15, 2007 and ending on March 15, 2010. The Note is initially convertible into 21,505,376 shares of Common Stock (the “Underlying Shares”), reflecting an initial conversion price of $1.86 per share, In the event that we make all interest payments through the issuance of Additional Notes, the Additional Notes will be convertible into an aggregate of 17,007,477 shares of Common Stock, reflecting a conversion price of $1.86 per share. The conversion rate is subject to weighted average antidilution protection as set forth in the Note. The Note is initially convertible into shares of Common Stock beginning on March 15, 2008, or upon a Change of Control (as defined in the Note), if occurring earlier. We are required to offer to redeem the Note at 100% of the principal amount thereof upon a Change of Control of Covad. The obligations under the Note are secured by certain property, plant and equipment purchased with the proceeds of the Note pursuant to the terms of a Security Agreement, dated as of March 29, 2006, by and among Covad, one of our wholly-owned subsidiaries and EarthLink, and the Primary Shares and the Underlying Shares are subject to the terms of a Registration Rights Agreement, dated as of March 29, 2006, by and between Covad and EarthLink. On September 15, 2006, we settled the semi-annual interest payment obligation on the above described convertible note with EarthLink. The interest obligation amounted to approximately $2.2 million. As permitted by the Note, we settled the interest due by issuing an additional note with the same terms as the original note. On March 15, 2007, we settled the next semi-annual interest payment on the above described convertible note and the additional September 2006 note. The interest obligation amounted to approximately $2.5 million. As permitted by the Note and the additional note, we settled the interest due by issuing an additional note with the same terms as the original note.

Related Party Transaction Approval Policy

The Board recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interests of the Company. Pursuant to the Company’s Audit Committee Charter, related party transactions must be approved by the Audit Committee. In approving or rejecting the proposed agreement, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence.

Certain Relationships and Related Party Transactions

A member of our Board of Directors, Richard A. Jalkut, is the President and CEO of TelePacific Communications, Inc., or TelePacific, one of our resellers. We recognized revenues from TelePacific of approximately $217,000 $285,000 and $369,000 for the years ended December 31, 2006, 2005 and 2004, respectively. In August 2006, TelePacific acquired mPower Communications, or mPower, which is one of our vendors. We paid $299,000 to mPower in 2006.

Gary Hoffman, the brother of our Chief Executive Officer, Charles E. Hoffman, is employed by Covad. In 2006, Gary Hoffman received $80,594 of base salary and $45,526 of sales commissions.

Our agreement with TelePacific was not approved by the Audit Committee because Mr. Jalkut was not a member of our Board of Directors when it was entered into in November of 1999. The agreement had an initial one-year term and provides that after that initial period it can be terminated by either one of the parties with thirty days advance notice. Our decision to hire Gary Hoffman was not approved by the Audit Committee because there was no policy in effect requiring his approval when he was hired in January of 2002. The board of directors, including the members of the Audit Committee, has been informed of these relationships. We believe these transactions were negotiated on an arms-length basis and contain terms which are comparable to transactions that would likely be negotiated with unrelated parties.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding ownership of our common stock as of April 1, 2007 by:

•	Each Named Executive Officer;

•	Each of our directors;

•	all of our executive officers and directors as a group; and

•	all persons known to Covad to beneficially own 5% or more of our common stock.

Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants that are exercisable within 60 days of April 1, 2007 as described in the footnotes below. Percentage ownership is calculated pursuant to SEC Rule 13d-3(d)(1) and based on 296,938,714 shares of our common stock outstanding as of April 1, 2007. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Covad Communications Group, Inc., 110 Rio Robles, San Jose, California 95134.

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage

EarthLink, Inc.(1)	30,207,226	10.2%
FMR Corp.(2)	20,871,841	7.0%
Charles E. Hoffman(3)	4,790,310	1.6%
Charles McMinn(4)	3,754,983	1.3%
David McMorrow(5)	488,967	*
James Kirkland(6)	426,868	*
Daniel Lynch(7)	374,753	*
Claude Tolbert(8)	266,915	*
Larry Irving(9)	262,000	*
L. Dale Crandall(10)	260,000	*
Richard A. Jalkut(11)	205,000	*
Chris Dunn(12)(17)	111,253	*
Robert Neumeister(13)	18,958	*
Diana Leonard(14)	6,250	*
Eric Weiss(15)	1,875	*
All current executive officers and directors as a group (13 persons)(16)	10,968,132	3.6%

*	Represents beneficial ownership of less than 1% of our outstanding stock.

(1)	This consists of: 6,134,969 shares of our common stock that we sold to EarthLink on March 29, 2006, and 24,072,257 shares of our common stock issuable to EarthLink upon the conversion of notes we have issued to EarthLink. None of those notes have been converted. Please see “Strategic Investments and Relationships” for more details regarding these transactions. The Company has not done any additional independent investigation with respect to the beneficial ownership of EarthLink.

(2)	This includes: (1) 20,799,921 shares beneficially owned by Fidelity Management & Research Company as a result of it acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, which includes 1,575,200 shares owned by these investment companies resulting from the assumed conversion of $5,000,000 principal amount of our convertible Debentures;

(2) 46,521 shares held by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp.; and (3) 25,399 shares held by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR corp. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has the sole power to dispose of the 20,799,921 shares owned by the Fidelity Funds. The voting power with respect to the shares held by Fidelity Management & Research Company rests solely with the Boards of Trustees of each of the investment companies to which it acts as investment adviser. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company and Pyramis Global Advisors Trust Company, each has the sole power to dispose of the 71,920 shares owned by Fidelity Management Trust Company and Pyramis Global Advisors Trust Company and the sole power to vote or to direct the voting of these 71,920 shares and no power to vote or direct the voting of 20,799,921 of the shares. The information provided with respect to these shareholders is based solely upon a Schedule 13G dated February 14, 2007, filed by such shareholders with the Securities and Exchange Commission. The Company has not done any independent investigation with respect to the beneficial ownership of these shareholders. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(3)	Includes 4,508,332 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(4)	Includes 355,000 shares of common stock subject to options exercisable within 60 days of April 1, 2007. Includes indirect ownership of 914,599 shares held by Family Trust and 2,466,586 shares held by Living Trust.

(5)	Includes 461,999 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(6)	Includes 410,623 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(7)	Includes 240,500 shares of common stock subject to options exercisable within 60 days of April 1, 2007. Includes indirect ownership of 3,375 shares held by Children’s Trust.

(8)	Includes 255,915 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(9)	Includes 252,000 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(10)	Includes 250,000 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(11)	Includes 195,000 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(12)	Includes 102,500 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(13)	Includes 18,958 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(14)	Includes 6,250 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(15)	Includes 1,875 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(16)	Includes 7,058,952 shares of common stock subject to options exercisable within 60 days of April 1, 2007.

(17)	Mr. Dunn resigned in April of 2007.

APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN

(Item No. 2 on Proxy Card)

We are asking stockholders to approve Covad’s 2007 Equity Incentive Plan (the “2007 Plan”), which was approved by the Board of Directors on February 23, 2007. If approved by stockholders, the 2007 Plan will replace our 1997 Stock Plan (the “1997 Plan”) and will become Covad’s only plan for providing stock-based incentive compensation to our eligible employees, directors and consultants. As of the Record Date, Covad had 25,597,864 stock options outstanding under the 1997 Plan, with a weighted average exercise price of $3.90 and a weighted average remaining contractual term of 4.92 years. Covad does not anticipate granting any new awards under the 1997 Plan between the Record Date and the date of the annual meeting, except for grants totaling up to 400,000 options, with an exercise price of no less than fair market value on the date of grant and an 8-year term. No further awards will be granted under the 1997 Plan following shareholder approval of the 2007 Plan. We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of Covad’s stockholders. The following summary of certain major features of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan, which is attached to this Proxy Statement as Exhibit A.

Purpose of Proposal

Approval of the 2007 Plan is intended to enable Covad to achieve the following objectives:

1. The continued ability of Covad to offer stock-based incentive compensation to substantially all of our eligible employees and non-employees (including directors).

2. The ability to utilize various equity awards, including stock options, restricted stock awards, restricted stock units, stock appreciation rights and stock bonus awards, as deemed appropriate by the Compensation Committee and management. The various awards available under the 2007 Plan will give Covad greater flexibility to respond to market-competitive changes in equity compensation practices. Stock options priced at the full fair market value of Covad common stock on the date of grant are currently our main form of equity compensation to our employees, consultants and directors. With the requirement to expense stock options we are evaluating other equity awards that are no more expensive and potentially allow us to reduce further dilution to our stockholders.

3. Elimination of the automatic share reserve increases to our 1997 Plan. We are requesting approval of seven million four hundred thousand (7,400,000) shares for the 2007 Plan. In turn, we are terminating our 1997 Plan and thereby eliminating the evergreen provision that under our 1997 Plan provided for annual addition of a number of shares equal to up to 3% of the number of our shares outstanding on the first day of each fiscal year.

4. The reduction of Covad’s total stock overhang. Overhang is the total number of shares related to options and other equity awards granted but not yet exercised, plus shares available for grant, divided by the total number of shares outstanding. The 2007 Plan gives Covad the flexibility to grant restricted stock, restricted stock units and bonus stock, which would result in less overall total stock overhang because fewer shares would be issued upon settlement of the award (when compared to a stock option or a stock appreciation right with an equivalent accounting expense associated with it).

The Importance of Stock Compensation at Covad

The use of stock-based compensation has long been a vital component of Covad’s overall compensation philosophy, which is based on the principle that long-term incentive compensation should motivate its recipients to promote our stockholders’ interest in our success. Over the years, we believe that we have been successful in achieving this objective through the use of a broad-based stock option program. Stock options align employees’ interests directly with those of other stockholders because an increase in stock price after the date of award is necessary for employees to realize any value.

Additionally, without stock options or another form of equity compensation, Covad would be forced to consider cash alternatives to provide a market-competitive total compensation package. These cash replacement alternatives would, among other things, potentially reduce the cash available for investment in innovation and technology.

Recommendation

Our Board believes it is in our best interests and the best interests of our stockholders to continue to provide our employees, directors and consultants the opportunity to acquire an ownership interest in Covad through the 2007 Plan, thereby encouraging them to remain with us and more closely aligning their interests with those of our stockholders.

Plan Term

The 2007 Plan will have a term of ten years, meaning that awards may be granted under the 2007 Plan to eligible participants until April 26, 2017. No awards have been granted under the 2007 Plan and none will be granted until the 2007 Plan is approved by our stockholders.

Eligible Participants

Employees of Covad and its subsidiaries, non-employee directors of Covad and its consultants, independent contractors and advisors are eligible to receive awards under the 2007 Plan. As of the record date, there were approximately one thousand (1000) employees, one hundred (100) consultants, independent contractors and advisors and seven (7) non-employee directors who would be eligible to participate in the 2007 Plan.

Shares Authorized

Seven million four hundred thousand (7,400,000) shares are authorized and reserved for issuance under the 2007 Plan, subject to adjustment only to reflect stock splits and similar events. Shares which cease to be subject to an option or stock appreciation right granted under the 2007 Plan for any reason other than exercise of the option or stock appreciation right or which are subject to other awards granted under the 2007 Plan that are forfeited or are repurchased by the Company at the original issue price or otherwise terminate without such shares being issued will again be available for grant and issuance in connection with subsequent awards under the 2007 Plan.

Administration

Covad’s Compensation Committee will administer the 2007 Plan and may delegate to a committee of one or more members of Covad’s Board of Directors or Covad officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers or non-employee directors. The applicable committee will select the individuals who receive awards, determine the number of shares covered by awards and, subject to the terms and limitations expressly set forth in the 2007 Plan, establish the terms, conditions and other provisions of any awards granted under the 2007 Plan. The Compensation Committee may interpret the 2007 Plan and establish, amend and rescind any rules relating to the 2007 Plan.

Award Types

The following awards may be granted under the 2007 Plan:

(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Restricted stock units

(4) Stock bonus awards

(5) Stock appreciation rights

Vesting

The vesting of awards will be determined by the applicable committee, provided that the vesting of awards granted to executive officers and directors will be determined by the Board or the Compensation Committee.

Repricing Prohibited

Repricing or reducing the exercise price of a stock option or stock appreciation right after the award is made (or making a cash payment in cancellation of such award that would have the effect of a repricing under the circumstances) is prohibited without prior stockholder approval.

Awards to Executive Officers and Non-Employee Directors

The 2007 Plan provides for discretionary awards (including stock options, restricted stock awards, restricted stock units, stock bonus awards, and stock appreciation rights) to executive officers and non-employee directors as determined by the Board or Compensation Committee. Discretionary awards to executive officers or non-employee directors will vest and be exercisable as determined by our Board or the Compensation Committee.

Terms Applicable to Stock Options and Stock Appreciation Rights

The exercise price of stock options and stock appreciation rights granted under the 2007 Plan may not be less than 100% of the fair market value (the closing price of Covad stock on the day of grant) of our common stock on the date of grant. On April 16, 2007, the closing price of Covad’s common stock was $1.23 per share. Stock options and stock appreciation rights will have a term no longer than ten years. Subject to the limitations of the 2007 Plan, the Board or the applicable committee will determine the terms and conditions applicable to awards of stock options and stock appreciation rights, including with regard to vesting and exercisability, which may be based on, among other things, continued employment with Covad, the passage of time, or such performance criteria and the level of achievement versus such criteria as the applicable committee deems appropriate. No more than one hundred million (100,000,000) shares may be issued pursuant to the exercise of incentive stock options.

Terms Applicable to Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Bonus Awards

Subject to the limitations of the 2007 Plan, the Board or the applicable committee will determine the terms and conditions applicable to awards of restricted stock, restricted stock units, and stock bonuses, including with regard to any restrictions or vesting, which may be based on, among other things, continued employment with Covad, the passage of time, or such performance criteria and the level of achievement versus such criteria as the applicable committee deems appropriate.

Eligibility Under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code permits performance-based compensation meeting the requirements established by the U.S. Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives. In order to meet the requirements of Section 162(m), the 2007 Plan limits awards to individual participants as follows: No person may receive more than 2,000,000 shares issuable as awards in any calendar year, other than new employees, who may receive up to a maximum of 4,000,000 shares issuable as awards granted in the calendar year in which they first commence employment. The foregoing limits are greater than the number of shares subject to awards that Covad has granted to any individual in the past during a calendar year. We do not currently intend to significantly increase our equity awards to executive officers.

Awards may, but need not, include performance criteria that satisfy Section 162(m). To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company-specific operational metrics.

To the extent that an award under the 2007 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Compensation Committee.

Notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

Transferability

The applicable committee has the discretion to permit a recipient of a non-qualified stock option to transfer his or her award pursuant to an “Authorized Transferee” (as defined in the 2007 Plan). Without such permission, an award may not be transferred, sold, pledged, assigned, hypothecated or disposed of in any manner other than by will or by the laws of descent and distribution. Transfers for value are not permitted in any event under the federal registration statement on which these awards and underlying shares are typically registered. No award may be made subject to execution, attachment or other similar process.

Amendments

The Board may terminate or amend the 2007 Plan, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to:

(1) Increase the number of shares that may be issued under the 2007 Plan;

(2) Permit the repricing of outstanding stock options or stock appreciation rights under the 2007 Plan;

(3) Extend the term of the 2007 Plan;

(4) Expand the class of persons eligible to participate in the 2007 Plan; or

(5) Otherwise implement any amendment to the 2007 Plan required to be approved by stockholders under American Stock Exchange rules.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or any similar event affecting Covad’s common stock, the Compensation Committee shall adjust the number and class of shares available for grant under the 2007 Plan, the annual limitations on the number of shares an individual is permitted to receive under the 2007 Plan, and subject to the various limitations set forth in the 2007 Plan, the number and class of shares subject to outstanding awards under the 2007 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

Corporate Transactions

In the event of a corporate transaction, such as a dissolution or liquidation, merger or sale of substantially all of Covad’s assets, any portion of, or all, outstanding awards may be assumed, converted or replaced by a successor corporation, which assumption, conversion or replacement shall be binding on all award recipients. In the alternative, a successor corporation may substitute equivalent awards or provide substantially similar consideration to award recipients as was provided to Covad’s stockholders (after taking into account the existing provisions of outstanding awards). The successor corporation may also issue, in place of outstanding shares of Covad held by award recipients, substantially similar shares or other property subject to repurchase restrictions no less favorable to such award recipient. In the event such successor corporation, if any, refuses to assume or replace the awards outstanding under the 2007 Plan pursuant to a corporate transaction, then vesting of 100% the unvested shares then subject to outstanding awards shall immediately vest and all outstanding awards shall expire on such transaction at such time and on such conditions as the Compensation Committee will determine (which may include vesting acceleration prior to the consummation of such event at such time and on such conditions as the Compensation Committee determines).

New Plan Benefits

Future awards under the 2007 Plan to our executive officers and employees are discretionary. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the 2007 Plan cannot be determined.

Federal Income Tax Consequences

The following summary constitutes a brief overview of the principal U.S. Federal income tax consequences relating to awards that may be granted under the 2007 Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

Non-Qualified Stock Options.  Non-qualified stock options do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified option. Upon exercise of the stock option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. Covad is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such exercise. The employee’s basis in the option stock will be increased by the amount of the compensation income recognized. Upon the sale of the shares issued upon exercise of a non-qualified stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.

Incentive Stock Options.  The Code provides optionees with favorable federal income tax treatment of stock options that qualify as incentive stock options. If a stock option is treated as an incentive stock option, the optionee will recognize no income upon grant of the stock option, and will recognize no income upon exercise of the stock option unless the alternative minimum tax rules apply. Covad would not be allowed a deduction for federal tax purposes in connection with the exercise of an incentive stock option.

Upon the sale (or other disposition) of the shares issued upon exercise of an incentive stock option occurring at least two years after the grant of the stock option and one year after exercise of the stock option, referred to as the “statutory holding periods,” any gain will be taxable to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize compensation income equal to the excess, if any, of the lower of (1) the fair market value of the stock at the date of the stock option exercise, or (2) the sale price of the stock, over the option price. Covad is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition. The employee’s basis of the stock issued upon exercise of the option, referred to as the “option stock,” will be increased by the amount of the compensation income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss. Different rules may apply if shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act, and the optionee subsequently disposes of such shares prior to the expiration of the statutory holding periods.

Stock Appreciation Rights.  A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, and Covad generally will be entitled to a corresponding tax deduction.

Restricted Stock Awards.  A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., the shares become vested) or (ii) makes a special election to pay tax in the year the shares are issued. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Covad receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient sells or otherwise disposes of the stock.

Restricted Stock Units.  In general, no taxable income is realized upon the grant of a restricted stock unit award The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit is otherwise settled. Covad generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Stock Bonus Awards.  The participant will realize ordinary income when shares are transferred to him or her unless the shares are subject to restrictions (in which case the tax treatment is as described above under Restricted Stock Awards). The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. Covad will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF COVAD’S 2007 EQUITY INCENTIVE PLAN.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
PRICEWATERHOUSECOOPERS LLP, FOR THE 2007 FISCAL YEAR

(Item No. 3 on the Proxy Card)

Our Audit Committee has selected, and is submitting for ratification by the stockholders its selection of the firm of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and until their successors are appointed. Although action by stockholders is not required by law, the Audit Committee has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee feels that such a change would be in the best interests of Covad and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider the selection of PwC as our independent registered public accounting firm.

During the year ended December 31, 2003 and through April 6, 2004, we did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The following table sets forth the aggregate fees and related expenses for professional services provided by PwC during 2006 and 2005. The Audit Committee considered the provision of the services corresponding to these fees, and the Audit Committee believes that the provision of these services is compatible with PwC maintaining its independence. The Audit Committee pre-approval policies and procedures require prior approval of each engagement of PwC to perform services. We adopted these pre-approval policies in September 2002 in accordance with the requirements of the Sarbanes-Oxley Act and the professional services listed below were approved in accordance with these policies.

	2006	2005

Audit fees	$2,710,500	$3,340,345
Audit-related fees	—	—
Tax fees	—	—
Design and implementation	—	—
All other fees	1,500	1,500

TOTAL	$2,712,000	$3,341,845

For the year ended December 31, 2006, fees for PwC audit services include fees associated with the integrated annual audit, reviews of Covad’s quarterly reports on Form 10-Q, accounting consultations and SEC registration statements. All other fees include fees associated with the annual subscription to PwC online accounting and auditing research tool.

Representatives of PwC are expected to be at the Annual Meeting. Representatives of PwC will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Under our Bylaws, stockholders who wish to present proposals for action, or to nominate directors, at our next annual meeting of stockholders (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to our Corporate Secretary at the address set forth on the cover page of this Proxy Statement in accordance with the provisions of our Bylaws, which require that such notice be given not less than 30 days nor more than 60 days prior to the meeting. However, in the event that less than 35 days notice of the meeting is given to stockholders, notice of proposals must have been received by the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. These stockholder notices must contain information required by our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this paragraph, the proxy holders named by our Board of Directors will have the discretion to vote on such matter without having received directions from stockholders delivering proxies to them for such meeting, provided that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.

In order for proposals to be eligible for inclusion in our proxy statement and proxy card for the next annual meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals would have to be received by our Corporate Secretary no later than December 31, 2007 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals. In order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by our then current Bylaws, as referenced in the preceding paragraph. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in our proxy statement. Any such nominations should comply with our Bylaws.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2007 Annual Meeting of Stockholders other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

James A. Kirkland
Executive Vice President, General Counsel and Secretary

April 27, 2007

Exhibit A

COVAD COMMUNICATIONS GROUP, INC.

2007 EQUITY INCENTIVE PLAN

1. Purpose.  The purpose of the Covad Communications Group, Inc. 2007 Equity Incentive Plan (the “Plan”) is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”). Capitalized terms not defined elsewhere in the text are defined in Section 25.

2.  Shares Subject to the Plan.

2.1 Number of Shares Available.  Subject to Sections 2.2 and 21, seven million four hundred thousand (7,400,000) Shares are available for grant and issuance under the Plan. Shares subject to Awards that are cancelled, forfeited, settled in cash or that expire by their terms will be returned to the pool of Shares available for grant and issuance under the Plan. If the Exercise Price or Purchase Price of any Award, or the tax withholding with respect to any Award, is satisfied by tendering Shares to the Company (by either actual delivery or attestation), or if an SAR is exercised, only the net number of Shares issued to the Participant, will be deemed to have been issued from the Plan and to have reduced the number of Shares remaining available for delivery under this Plan. No more than one hundred million (100,000,000) Shares shall be issued pursuant to the exercise of ISOs. The Company will reserve and keep available at least a sufficient number of Shares to satisfy the requirements of all Awards.

2.2 Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.1; and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one fiscal year set forth in Section 3, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option or SAR may not be decreased to below the par value of the Shares.

3. Eligibility.  ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or Subsidiary. The Committee (or its designee under 4.1(c)) will from time to time determine in its sole discretion and designate the eligible persons who will be granted Awards under the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary and occasional. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than two million (2,000,000) Shares issuable from Awards granted in a given calendar year, other than new employees of the Company or Subsidiary (including new employees who are also officers and directors of the Company or Subsidiary), who are eligible to receive up to a maximum of four million (4,000,000) Shares issuable under Awards granted in the calendar year in which they commence their employment.

4.  Administration.

4.1 Committee Authority.  The Plan shall be administered by the Committee. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any

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administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of taxation under Section 409A of the Code. Subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b) prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the Company’s legal department the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c) select persons to receive Awards; provided that the Committee may delegate to one or more Executive Officers (who would also be considered “officers” under Delaware law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d) determine the terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability, transferability, and payment of Awards;

(i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned;

(k) amend the Plan;

(l) to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which it deems necessary or advisable to comply with any governmental laws or regulatory requirement of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards or establishing any local country plans as sub-plans to this Plan; or

(m) make all other determinations necessary or advisable for the administration of the Plan.

4.2 Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more Executive Officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Administation with respect to Section 162(m) of the Code.  When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine the Performance Period and any Performance Factors upon which vesting of any portion of such Award is to be subject. When required by Section 162(m) of the Code, then prior to settlement of any

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such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned.

5.  Options.

5.1 Grant of Options.  The Committee may grant Options to Participants and will determine (a) whether the Options will be ISOs or NSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, (e) the vesting and exercisability of the Option and (f) all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan. Each Option granted under the Plan will be evidenced by an Award Agreement, which shall expressly identify the Option as an ISO or NSO. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless the Committee otherwise specifies a later date.

5.2 Exercise Period; Expiration Date and Exercise.  An Option will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such Option and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time. The Committee may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines. The Award Agreement shall set forth the Expiration Date; provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted.

5.3 Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than the Fair Market Value on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant.

5.4 Vesting and Termination.

(a) Vesting.  Except as may be set forth in the Participant’s Award Agreement, any Option granted to a Participant will cease to vest on the Participant’s Termination Date. If the Participant does not exercise his or her Option within the time specified by the Committee or as set forth in the Award Agreement, the Option shall terminate.

(b) Post-Termination Exercise Period.  Subject to Section 10.4, following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested and exercisable as set forth below:

(i) no later than three months after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a different period of time period is specifically set forth in the Participant’s Award Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

(ii) no later than twelve months after the Termination Date in the case of Termination due to Disability or death, unless a different time period is specifically set forth in the Participant’s Award Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

5.5 Limitations on ISOs.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.

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5.6 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO.  The Award Agreement for an ISO shall require that, if a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Participant shall immediately notify the Company in writing of such Disqualifying Disposition.

5.7 No Disqualification.  Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code and the regulations thereunder.

6.  Restricted Stock Awards.

6.1 Awards of Restricted Stock.  A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award. A Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price within 30 days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within 30 days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. At least three years, as measured from the date of grant, shall pass before any portion of a Restricted Stock Award may vest.

6.2 Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Award Agreement, and in accordance with any procedures established by the Company.

6.3 Termination.  Except as may be set forth in the Participant’s Award Agreement, any Restricted Stock Award will cease to vest on the Participant’s Termination Date.

7.  Stock Bonus Awards.

7.1 Awards of Stock Bonuses.  A Stock Bonus Award is an award to a Participant of Shares (which may consist of fully-vested Stock, Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Subsidiary and any vesting requirement may be based on continuation in service or other factors (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors). No payment will be required for Shares awarded pursuant to a Stock Bonus Award (other than any minimum payment required by applicable law which may be made in the form of any legally acceptable form of consideration).

7.2 Form of Payment to Participant.  The Stock Bonus Award shall be settled within the period of time permitted under Section 409A of the Code without triggering the “additional tax” under Section 409A(a)(1)(B) of the Code. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, and in either a lump sum payment or in installments, all as the Committee determines.

7.3 Termination of Participant.  Except as may be set forth in the Participant’s Award Agreement, any Stock Bonus Award will cease to vest on the Participant’s Termination Date.

8.  Stock Appreciation Rights.

8.1 Awards of SARs.  A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in Shares (which may consist of Restricted Stock or RSUs), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Subsidiary.

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8.2 Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors). The Award Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of ten years from the date the SAR is granted.

8.3 Exercise Price.  The Committee will determine the Exercise Price of the SAR when the SAR is granted, however the Exercise Price shall not be less than the Fair Market Value on the date of grant.

8.4 Termination.

(a) Vesting.  Any SAR granted to a Participant will cease to vest on the Participant’s Termination Date. If the Participant does not exercise his or her SAR within the time specified by the Committee or as set forth in the Award Agreement, the SAR shall terminate.

(b) Post-Termination Exercise Period.  Subject to Section 10.4, following a Participant’s Termination, the Participant’s SAR may be exercised to the extent vested and exercisable as set forth below:

(i) no later than three months after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a different period of time period is specifically set forth in the Participant’s Award Agreement; provided that no SAR may be exercised after the Expiration Date of the SAR; or

(ii) no later than twelve months after the Termination Date in the case of Termination due to Disability or death, unless a different time period is specifically set forth in the Participant’s Award Agreement; provided that no SAR may be exercised after its Expiration Date.

9.  Restricted Stock Units.

9.1 Awards of Restricted Stock Units.  An RSU is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares for services to be rendered or for past services already rendered to the Company or any Subsidiary or achievement of other factors (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors). At least three years, as measured from the date of grant, shall pass before any portion of an RSU may vest.

9.2 Form and Timing of Settlement.  To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements to avoid imposition of the “additional tax” provided under Section 409A(a)(1)(B) of the Code (or any successor provision) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof in a lump sum payment, all as the Committee determines.

10.  Other Provisions.

10.1 Distribution of Award Agreements and Plan.  The Award Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

10.2 Form of Award Agreement(s).  Each Award granted under the Plan will be evidenced by an Award Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

10.3 Procedures for Exercising or Settling an Award.  A Participant or Authorized Transferee may exercise or settle Awards by following the procedures established by the Company’s stock administration department, as communicated and made available to Participants through the Company’s electronic mail system, intranet site or otherwise.

10.4 Black-out Periods and Post-Termination Exercisability.  In the event a Participant is prevented from exercising an Option or the Company is unable to settle an Award due to any trading restrictions currently in effect with respect to the Company’s Shares at the time of such Participant’s Termination, then the length of time

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applicable to such trading restrictions shall toll any post-termination exercise period until such trading restriction lapses.

10.5 Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option or SAR; provided that the minimum number will not prevent a Participant from exercising an Option or SAR for the full number of Shares for which it is then exercisable. An Option or a SAR may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the Option or SAR shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the Option or SAR on the date of death.

10.6 Terms of Awards.  The Committee will determine an Award’s terms, including, without limitation: (a) the number of Shares deemed subject to the Award; (b) the time or times during which the Award may be exercised and (c) such other terms and conditions and conditions as the Committee deems appropriate. Awards may be subject to performance goals based on Performance Factors during any Performance Period as may be set out in advance in the Participant’s Award Agreement. The Committee may adjust the performance goals applicable to Awards to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances.

11.  Payment for Share Purchases.

11.1 Payment.  Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a) in cash or cash equivalent (including by check);

(b) in the case of exercise by the Participant, a Participant’s guardian or legal representative or the authorized legal representative of a Participant’s heirs or legatees after a Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c) by surrender of shares of the Company’s Common Stock that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been paid for within the meaning of SEC Rule 144;

(d) in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of a Participant’s heirs or legatees after a Participant’s death, by waiver of compensation due or accrued to the Participant for services rendered;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Shares exists:

(1) through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2) through a “margin” commitment from the Participant or Authorized Transferee and an NASD dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.

11.2 Issuance of Shares.  Upon payment of the applicable Purchase Price or Exercise Price and compliance with other conditions and procedures established by the Company for the purchase of Shares, the Company shall issue the Shares registered in the name of the Participant or Authorized Transferee and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.

12.  Withholding Taxes.

12.1 Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy minimum federal, state, local and foreign income or social security tax withholding requirements prior to the delivery of any

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certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to minimum satisfy federal, state, local and foreign income or social security tax withholding requirements.

12.2 Stock Withholding.  When, under applicable tax laws, a Participant incurs income or social security tax liability in connection with the grant, exercise, vesting or payment of any Award that is subject to income or social security tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

13. Privileges of Stock Ownership.  No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.

14. Transferability.  As may be permitted by the Committee (and to the extent permitted by applicable law (in particular, the prohibition on transfers for value in connection with Form S-8) and the terms of the Award Agreement), a Participant may transfer an Award to an Authorized Transferee. Absent such permission, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.

15. Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award documentation a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award documentation), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

16. Certificates.  All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

17. Escrow.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18. Securities Law and Other Regulatory Compliance.  An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any

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governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

19. No Obligation to Employ.  Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate a Participant’s employment or other relationship at any time, with or without cause, as applicable laws allow.

20. Repricing Prohibited; Exchange and Buyout of Awards.  The repricing of Options or SARs is prohibited without prior stockholder approval. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval, in the case of an Option or SAR exchange, and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree, subject to obtaining prior shareholder approval if such purchase would in effect be a repricing.

21.  Corporate Transactions.

21.1 Assumption or Replacement of Awards by Successor.  In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the Corporate Transaction.

21.2 Other Treatment of Awards.  Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

21.3 Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Shares subject to Awards granted to substitute or assume outstanding awards granted by another company in connection with an acquisition shall not reduce the number of Shares available for issuance under Section 2.1 of the Plan.

Ex-A-8

22. Adoption, Stockholder Approval and Term.  The Plan was adopted by the Board on April 26, 2007. The Plan shall become effective upon approval by stockholders of the Company, consistent with applicable laws. The Plan will terminate ten years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 23.

23. Amendment or Termination of Plan and Awards.  The Board may at any time terminate, amend or suspend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. The Committee may modify, extend or renew outstanding Awards and authorize the grant of Awards in substitution thereof; provided that any such action (including any amendment to the Plan) may not, without the written consent of a Participant, impair any of a Participant’s rights under Award previously granted.

24. Nonexclusivity of the Plan; Unfunded Plan.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

25. Definitions.  As used in the Plan, the following terms shall have the following meanings:

(a) “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b) “Award” means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Bonus.

(c) “Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f) “Committee” means the Board and such other committee appointed by the Board to administer the Plan.

(g) “Company” means Covad Communications Group, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) “Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of

Ex-A-9

substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

(i) “Disability” means a disability within the meaning of Section 22(e)(3) of the Code.

(j) “Effective Date” means the date stockholders approve the Plan pursuant to Section 22 of the Plan.

(k) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(l) “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

(m) “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(n) “Expiration Date” means the last date on which an Option or SAR may be exercised as determined by the Committee.

(o) “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(2) if such Common Stock is publicly traded but is not admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported online by a website designated by the Committee in good faith; or

(4) if none of the foregoing is applicable, by the Committee in good faith.

(p) “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(q) “ISO” means an Option designated by the Committee at the time of grant as intended to receive the treatment provided under Section 422 of the Code.

(r) “NSO” means an Option that is not designated an ISO by the Committee at the time of grant or does not qualify as an ISO at the time of grant (for example, an Option granted to a non-employee).

(s) “Option” means an Award pursuant to Section 5 of the Plan.

(t) “Participant” means a person who receives an Award under the Plan.

(u) “Performance Factors” include, but are not limited to, some or all of the factors selected by the Committee from among the measures below to determine whether performance goals established by the Committee and applicable to Awards have been satisfied:

(1) Net revenue and/or net revenue growth;

(2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3) Operating income and/or operating income growth;

(4) Net income and/or net income growth;

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(5) Earnings per share and/or earnings per share growth;

(6) Total stockholder return and/or total stockholder return growth;

(7) Return on equity;

(8) Operating cash flow return on income;

(9) Adjusted operating cash flow return on income;

(10) Economic value added; and

(11) Individual business objectives.

(v) “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

(w) “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

(x) “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.

(y) “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

(z) “SEC” means the United States Securities and Exchange Commission.

(aa) “Securities Act” means the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(bb) “Shares” means shares of the Company’s Common Stock $0.001 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

(cc) “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

(dd) “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

(ee) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ff) “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

(gg) “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser to the Company or a Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a Company approved leave of absence; and provided further, that during any Company approved leave of absence, vesting of Awards shall be suspended or continue in accordance with applicable Company policies. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”); further, the Termination Date will not be extended by any notice period mandated under local law.

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PROXY
COVAD COMMUNICATIONS GROUP, INC.
Proxy for Annual Meeting of Stockholders to be held June 7, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Covad Communications Group, Inc. (“Covad”) dated April 27, 2007 and the accompanying Proxy Statement relating to the above-referenced annual meeting, and hereby appoints Charles E. Hoffman or James Kirkland, or either of them, with full power to each of substitution and resubstitution in each, as attorneys and proxies of the undersigned.
Said proxies are hereby given authority to vote all shares of Covad common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders, to be held at 2:00 p.m. Pacific Time, on June 7, 2007, at the Hyatt Regency in Santa Clara, California and at any and all adjournments or postponements thereof (the “Annual Meeting”) on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.
When this Proxy is properly executed, the shares represented hereby will be voted in accordance with the instructions in this proxy. If no direction is made, this proxy will be voted FOR all of the nominees listed herein (or substitute nominees selected by the Board of Directors) and FOR all the proposals listed herein, and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting, including, among other things, consideration of any motion made for adjournment or postponement of the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.
IF VOTING BY PAPER, PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU CAN ALSO VOTE VIA THE INTERNET OR BY TELEPHONE.
(See reverse side)
FOLD AND DETACH HERE

Please mark your votes as indicated in this example	☑
The Board of Directors recommends a vote FOR the Proposals:

1.	ELECTION OF CLASS II DIRECTORS:

	Nominees: L. Dale Crandall, Diana Leonard and Robert Neumeister	FOR ALL	WITHHOLD AUTHORITY
		☐	☐

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided:

FOR ALL NOMINEE(S) EXCEPT AS WRITTEN IN SPACE PROVIDED ☐

2.	APPROVAL OF 2007 EQUITY INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	RATIFICATION OF INDEPENDENT AUDITORS, PRICEWATERHOUSECOOPERS LLP, FOR THE 2007 FISCAL YEAR	FOR ☐	AGAINST ☐	ABSTAIN ☐

Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date, sign and promptly mail this Proxy in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

Dated:	, 2007

(Signature)

(Title)

(Signature if held jointly)

Note: Please date and sign exactly as your name(s) appear on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.